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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HERCULES INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2008

Proxy Statement

Invitation to 2008

Annual Meeting

of Shareholders

Hercules Incorporated, Hercules Plaza, 1313 North Market Street
Wilmington, Delaware 19894-0001 (302) 594-5000

Hercules Incorporated Hercules Plaza 1313 North Market Street Wilmington, DE 19894-0001
John K. Wulff Chairman of the Board
Craig A. Rogerson President and Chief Executive Officer
March 20, 2008

Dear Shareholder:

            We are pleased to invite you to attend the 2008 Annual Meeting of Shareholders of Hercules Incorporated, scheduled for Thursday, April 17, 2008, at 11:00 A.M., local time, at Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001. Directions to Hercules Plaza are on the following pages.

            The items to be considered and voted on at the Annual Meeting are described in the Notice and the Proxy Statement accompanying this letter. Please carefully read these materials and our Annual Report which is enclosed with the Proxy Statement.

            It is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote as soon as possible and prior to the Annual Meeting. This will help ensure that your shares will be duly represented whether or not you plan to attend the Annual Meeting.

            To vote your shares, you may either (i) complete, sign, date and return the Proxy Card (a postage-prepaid envelope is enclosed), (ii) vote by telephone or (iii) vote by Internet. Procedures for voting by mail, telephone or Internet are on page 3 of the Proxy Statement.

            We appreciate your continued interest in and support of Hercules.

Sincerely,

John K. Wulff Chairman of the Board

Craig A. Rogerson President and Chief Executive Officer

DIRECTIONS TO HERCULES PLAZA
(1313 North Market Street, Wilmington, Delaware 19894-0001)

From Philadelphia, New Jersey and Areas North of Wilmington:

  •
  Take Interstate 95 South to Wilmington (do not take I-495 — follow I-95 signs for Wilmington).
  •
  Take Exit 7B, which is marked Delaware Avenue/Route 52.
  •
  Stay to the left as you come up grade to traffic light. Turn left onto Delaware Avenue and take center lane. There is a sign marked "Business District 52 South."
  •
  You will pass seven streets — Adams, Jefferson, Washington, West, Tatnall, Orange and Shipley. After passing Orange Street, the Hotel DuPont will be on your right. Get into the left lane.
  •
  The next street is Market Street. Turn left.
  •
  Proceed on Market Street crossing over 12th and 13th Streets (traffic lights at each corner). Hercules Plaza is located at 13th Street and will be on your left. Hercules Plaza is a twelve-story granite/glass building with green tinted windows.

If traveling from New Jersey over the Delaware Memorial Bridge:

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  Stay to the far left lane as you exit the Delaware Memorial Bridge. Stay left heading toward sign marked Wilmington Delaware Turnpike — Baltimore — 295 - 95 - 495.
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  Bear to the right heading for Interstate 95 North.
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  Take the center lane as it will narrow to two lanes past Exit 6 (Martin Luther King Boulevard).
  •
  Take Exit 7, Delaware Avenue. Stay to the right as you come up grade to traffic light. You will be on Adams Street — continue straight ahead to a dead end (about 3 blocks) to Delaware Avenue. Turn right onto Delaware Avenue and take the center lane. You will pass under sign marked "Business District 52 South." Pass five streets — Jefferson, Washington, West, Tatnall and Orange.
  •
  After passing Orange Street, the Hotel DuPont will be on your right. Get into the left lane.
  •
  Turn left onto Market Street. Pass 12th and 13th Streets (traffic lights at each). Hercules Plaza is located at 13th Street and will be on your left. Hercules Plaza is a twelve-story granite/glass building with green tinted windows.

From Pennsylvania on I-476 (the Blue Route):

  •
  Take the Blue Route to Interstate 95 South to Wilmington.
  •
  Follow the above directions for traveling from Philadelphia.

From Baltimore, Washington and Areas South of Wilmington:

  •
  Take Interstate 95 North to Wilmington. Take Exit 7, which is marked Delaware Avenue/Route 52.
  •
  Stay to the right as you come up grade to traffic light. You will be on Adams Street — continue straight ahead to a dead end (about 3 blocks) to Delaware Avenue. Turn right on to Delaware Avenue and take the center lane. You will pass under sign marked "Business District 52 South." Pass five streets — Jefferson, Washington, West, Tatnall and Orange.
  •
  After passing Orange Street, the Hotel DuPont will be on your right. Get into the left lane.
  •
  Turn left onto Market Street. Pass 12th and 13th Streets (traffic lights at each). Hercules Plaza is located at 13th Street and will be on your left. Hercules Plaza is a twelve-story granite/glass building with green tinted windows.

From the Wilmington Train (Amtrak) Station:

  •
  The Wilmington Train Station is located between King and French Streets on Front Street.
  •
  Hercules Plaza is located at Market and 13th Streets, 12 blocks north of the Train Station. Cabs are usually available at the Train Station.
  •
  Hercules Plaza is located on the NW corner of Market and 13th Streets. Hercules Plaza is a twelve-story granite/glass building with green tinted windows.
  •
  After you enter the Hercules Plaza building, follow the posted signs to the meeting room located in the Lower Atrium.

Hotel Accommodations

             Wilmington has hotels and motels in both the downtown and surrounding areas. For a listing you may want to refer to the Wilmington area website at http://www.wilmcvb.net/lodging.

Parking Near Hercules Plaza Building

             There is a limited number of public parking spaces under the Hercules Plaza building. However, there are public parking garages located across the street from Hercules Plaza between Orange and 12th Streets and on the side of Hercules Plaza between Market and 14th Streets.

Important Note

             Please bring photograph identification (e.g., driver's license, passport or other) with you in order to gain admission to the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, please bring evidence of your ownership of Hercules shares, such as a copy of your broker statement or a copy of the Proxy Card mailed to you by your bank or broker. Cameras, cell phones, pagers, recording equipment and other electronic devices will not be permitted at the Annual Meeting.

* * * * * * * * * * *

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR 2008 ANNUAL MEETING:

             Hercules Proxy Statement for the 2008 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the year ended December 31, 2007, are available via the Internet at http://bnymellon.mobular.net/bnymellon/hpc.

Hercules Incorporated Hercules Plaza 1313 North Market Street Wilmington, DE 19894-0001

March 20, 2008

To:	Shareholders of Hercules Incorporated
Subject:	Notice of 2008 Annual Meeting of Shareholders

            The 2008 Annual Meeting of Shareholders (the "Annual Meeting") is scheduled for Thursday, April 17, 2008, at 11:00 A.M., local time, at Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001 (telephone: 800-441-9274) to consider and take action on the following proposals:

    1.
    Election or re-election of each of the following four (4) director nominees: Allan H. Cohen, Burton M. Joyce, Jeffrey M. Lipton and John K. Wulff, each for a new one-year term expiring at the 2009 Annual Meeting of Shareholders (Proposal No. 1);

    2.
    Approval of the provisions of the Amended and Restated Hercules Incorporated Annual Management Incentive Compensation Plan (Proposal No. 2); and

    3.
    Ratification of the appointment of BDO Seidman, LLP as Hercules' independent registered public accountants for 2008 (Proposal No. 3).

            Shareholders of record as of the close of business on March 3, 2008, will be entitled to vote at the Annual Meeting. We encourage you, whether or not you plan to attend the Annual Meeting, to vote by Proxy Card, telephone or Internet in advance of the Annual Meeting. You may attend the Annual Meeting and change your vote at that time if you wish to do so.

By order of the Board of Directors

Israel J. Floyd Corporate Secretary and General Counsel

-i-

-ii-

PROXY STATEMENT
Hercules Incorporated
Hercules Plaza
1313 North Market Street
Wilmington, DE 19894-0001

THE 2008 ANNUAL MEETING OF SHAREHOLDERS

            The accompanying proxy is being solicited on behalf of the Board of Directors of Hercules Incorporated (the "Board") for use at the 2008 Annual Meeting of Shareholders to be held at Hercules Plaza on Thursday, April 17, 2008 at 11:00 A.M., local time, and at any adjournment, postponement, continuation or rescheduling of the Annual Meeting.

            This Proxy Statement and the accompanying Proxy Card are being distributed on or about March 20, 2008. A copy of the Hercules 2007 Annual Report is enclosed with this Proxy Statement.

Who is Entitled to Vote

            Shareholders of record as of the close of business on March 3, 2008, which is the Record Date, will be entitled to one vote for each share of Hercules common stock registered in the shareholder's name. Shareholders of record will retain their voting rights even if they sell their Hercules shares after the Record Date. As of the Record Date, there were 113,854,449 shares of Hercules common stock outstanding.

How You May Vote

            You may vote by completing and mailing the enclosed Proxy Card or you may vote by telephone or by Internet.

  •
  To vote your proxy by mail, mark your selections on the enclosed Proxy Card, date and sign your name exactly as it appears on your Proxy Card, and return your Proxy Card in the enclosed envelope.

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  To vote by telephone, please dial 1-866-540-5760, have your Proxy Card in hand when you call and follow the voice prompts.

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  To vote by Internet, please log on to the Internet at http://www.proxyvoting.com/hpc and have your Proxy Card in hand when you access the website.

            If your Hercules shares are held in the name of a bank, broker or nominee (e.g. custodians, fiduciaries or trustees), then only your bank, broker or nominee can sign a Proxy Card with respect to your shares and only upon specific instructions from you. Therefore, if your bank, broker or nominee has not sent you a Proxy Card and requested your instructions, then please contact your bank, broker or nominee. You should provide instructions to your bank, broker or nominee for a Proxy Card to be signed representing your shares.

Annual Meeting Admission Procedures

            Please vote prior to the Annual Meeting, whether or not you plan to attend the Annual Meeting. However, if you are a shareholder of record and plan to attend the Annual Meeting, please bring with you valid government-issued photographic identification (such as a driver's license or passport) in order to gain admission to the Annual Meeting. If your shares are held in the name of a bank, broker or nominee, you will have to bring evidence of your ownership of Hercules shares as of the Record Date, in addition to valid government-issued photographic identification, if you wish to attend the Annual Meeting. Examples of proof of ownership include the following:

  •
  a letter from your bank, broker or nominee stating that you owned your shares as of the Record Date;

  •
  an account statement from your bank, broker or nominee indicating that you owned your shares as of the Record Date; or

  •
  a copy of the voting instruction card provided by your bank, broker or nominee indicating that you owned your shares as of the Record Date.

            If you are a proxy holder for a Hercules shareholder, to gain entry to the Annual Meeting you must bring:

  •
  a validly executed proxy naming you as the proxy holder, signed by a Hercules shareholder who owned Hercules shares as of the Record Date;

  •
  valid government-issued photographic identification (such as a driver's license or passport); and

  •
  if the shareholder whose proxy you hold was not a record holder of Hercules shares as of the Record Date, proof of the shareholder's ownership of Hercules shares as of the Record Date, in the form of a letter or statement from a bank, broker or nominee or the voting instruction card provided by the bank, broker or nominee in each case, indicating that the shareholder owned those shares as of the Record Date.

            If you sign your Proxy Card and do not indicate your vote on any one or more of the proposals, you will give authority to each of Craig A. Rogerson, our President and Chief Executive Officer, Allen A. Spizzo, our Vice President and Chief Financial Officer, and Israel J. Floyd, our Corporate Secretary and General Counsel, to vote on such proposal(s) and any other matter that may arise at the Annual Meeting. Messrs. Rogerson, Spizzo and Floyd each intend to use that authority to vote as follows:

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  FOR the election of each of the four director nominees (Proposal No. 1);

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  FOR the approval of the Amended and Restated Hercules Incorporated Annual Management Incentive Compensation Plan (the "MICP") (Proposal No. 2); and

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  FOR the ratification of the appointment of BDO Seidman, LLP as Hercules' independent registered public accountants for 2008 (Proposal No. 3).

Vote Required and Voting Procedures

            Under Hercules' Revised and Amended By-Laws (the "By-Laws"), the holders of record of a majority of the total number of shares of Hercules common stock outstanding and entitled to vote must be present, in person or represented by proxy, in order for there to be a quorum at the Annual Meeting. Votes will be counted by our transfer agent. Pursuant to applicable rules of the Securities and Exchange Commission (the "SEC"), boxes and a designated blank space are provided on the Proxy Card for you to mark if you wish:

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  to vote "FOR" or "WITHHOLD" your vote from one or more of the director nominees (see Proposal No. 1);

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  to vote "FOR" or "AGAINST," or to "ABSTAIN" from voting on the approval of the MICP (see Proposal No. 2); or

  •
  to vote "FOR" or "AGAINST" or to "ABSTAIN" from voting on the ratification of the appointment of BDO Seidman, LLP as Hercules' independent registered public accountants for 2008 (see Proposal No. 3).

            If you vote by telephone, please dial 1-866-540-5760, enter the control number indicated on your Proxy Card and follow the voice prompts. If you vote by Internet, please log on to http://www.proxyvoting.com/hpc and have your Proxy Card in hand when you access the website.

            Pursuant to Hercules' By-Laws, if a quorum is present:

  •
  the election of directors (Proposal No. 1) by shareholders requires the affirmative vote of the holders of a majority of the total number of issued and outstanding shares of Hercules common stock and entitled to vote;

  •
  approval of the MICP (Proposal No. 2) requires the affirmative vote of the holders of a majority of the total number of issued and outstanding shares of Hercules common stock present, in person or by proxy, and entitled to vote; and

  •
  ratification by shareholders of the appointment of BDO Seidman, LLP as Hercules' independent registered public accountants for 2008 (Proposal No. 3) requires the affirmative vote of the holders of a majority of the total number of issued and outstanding shares of Hercules common stock present, in person or by proxy, and entitled to vote.

            Abstentions, votes withheld in connection with the election of one or more nominees for director and broker non-votes, which occur when brokers that hold shares in street name do not receive instructions from the beneficial owners of those shares, will be counted in determining whether a quorum is present at the Annual Meeting but will not be counted as votes for or against any of the proposals. Therefore, such votes will have the same effect as votes against each of the proposals and will make it more difficult to obtain the required approval on each proposal.

Revocation of Proxy

            A shareholder giving a proxy has the power to revoke such proxy at any time before the voting at the Annual Meeting by submitting a written revocation or a duly executed proxy bearing a later date. A written revocation must be received by Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, Attention: Corporate Secretary by mail or by facsimile at (302) 594-7315, no later than the beginning of voting at the Annual Meeting. In addition, any shareholder who attends the Annual Meeting in person may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given, or may give notice of revocation to the inspector of election. However, merely attending the Annual Meeting without voting will not revoke any previously executed proxy.

Hercules Incorporated Savings and Investment Plan

            If you are a participant in the Hercules Incorporated Savings and Investment Plan ("SIP"), you will receive a separate packet of information about how to provide voting instructions to the SIP trustee. The SIP trustee will vote the Hercules shares that are allocable to your account under the SIP in accordance with your instructions unless the SIP trustee determines that it is legally obligated to do otherwise. If you do not provide the SIP trustee with instructions, the SIP trustee will vote your Hercules shares in proportion to the manner in which it votes the shares allocable to other SIP participants who provided instructions unless the SIP trustee determines that it is legally obligated to do otherwise.

Annual Report

            Our 2007 Annual Report is enclosed with this Proxy Statement. Shareholders of record who did not receive the Annual Report may request a copy free of charge by contacting Helen Calhoun, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, facsimile (302) 594-6909, telephone (302) 594-5129 or e-mail at hcalhoun@herc.com. The Annual Report can also be found on websites www.herc.com and http://bnymellon.mobular.net/bnymellon/hpc.

Shareholder Proposals

            To be included in our 2009 Proxy Statement, shareholder proposals must be submitted in writing and received by Israel J. Floyd, Corporate Secretary and General Counsel, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, no later than November 19, 2008 (or, if the date of the 2009 Annual Meeting is changed by more than 30 days from the date of the 2008 Annual Meeting, a reasonable time before Hercules begins to print and mail its proxy materials). Upon receipt of a shareholder proposal, we will determine whether or not to include such proposal in our 2009 Proxy Statement in accordance with applicable law.

            Shareholder proposals submitted after November 19, 2008 will not be included in our 2009 Proxy Statement but may be presented at the 2009 Annual Meeting. However, if any shareholder wishes to present a proposal for the 2009 Annual Meeting that is not included in our 2009 Proxy Statement and fails to submit that proposal on or before February 2, 2009, then the persons named as proxies in the Proxy Card accompanying our 2009 Proxy Statement will be allowed to use their discretionary voting authority when the proposal is raised at the 2009 Annual Meeting, without any discussion of the matter in our 2009 Proxy Statement.

Nomination of Directors

            Until our 2010 Annual Meeting, a class of directors is elected to the Board each year at the annual meeting. The Board is responsible for filling vacancies on the Board that may occur at any time during the year, and for nominating director nominees to stand for election at the annual meeting. The Corporate Governance, Nominating and Ethics Committee of the Board of Directors ("Governance Committee") reviews potential director candidates and recommends potential director candidates to the full Board. Director candidates may be identified by current directors and officers of Hercules, as well as by shareholders. The Governance Committee is comprised entirely of independent directors, as defined in the New York Stock Exchange Listing Standards. Depending upon the then existing circumstances, the Governance Committee may utilize the services of director search firms and/or recruiting consultants to assist in identifying and screening potential candidates. The Governance Committee has an extensive diligence process for reviewing potential candidates, including an assessment of each candidate's education, experience, independence and other relevant factors, as described under "The Board — Director Qualifications" in Hercules' Corporate Governance Guidelines (which can be found on our website at www.herc.com). The Board reviews and has final approval of all potential director candidates being recommended to the shareholders for election.

            The Governance Committee seeks nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who would be most effective, in conjunction with the other nominees and members of the Board, in collectively serving the long-term interests of the shareholders and Hercules. The Governance Committee considers potential director candidates recommended by Hercules' shareholders. Nominations from shareholders for the election of directors, which are in compliance with all applicable laws and regulations and which are properly submitted in writing, will be referred to the Governance Committee for consideration.

Shareholder Nomination of Directors

            A shareholder may recommend any person as a nominee for director of Hercules for consideration by the Governance Committee by submitting the name and supporting information for each person in writing to the Governance Committee of the Board of Directors, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001. Recommendations must be in writing and received by November 19, 2008 for our 2009 Annual Meeting, and should be accompanied by:

  •
  the name, residence and business address of the nominating shareholder;

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  a representation that the shareholder is a record holder of Hercules stock or holds Hercules stock through a bank, broker or other nominee and the number of shares held;

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  information regarding each nominee which would be required to be included in a proxy statement;

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  a description of any arrangements or understandings between and among the shareholder and each and every nominee; and

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  the written consent of each nominee to serve as a director, if elected.

No nominations were received from shareholders for the 2008 Annual Meeting.

Shareholder and Interested Party Communication with the Board of Directors

            The Board provides a process for shareholders and interested parties to send communications to the Board. Shareholders and interested parties may communicate with any of Hercules' directors, any Board Committee chairperson, the non-management directors as a group or the full Board by writing to them in care of Hercules Incorporated, Attention: Corporate Secretary, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001. Communications received by the Corporate Secretary for any Hercules director are forwarded directly to the director. If the communication is addressed to the Board and no particular director is named, the communication will be forwarded, depending on the subject matter, to the Chairman, the appropriate Board Committee chairperson, all non-management directors, or all directors.

Hercules' Website

            Access to information on our website (www.herc.com) is free of charge (except for any Internet provider or telephone charges). We provide access through our website to all SEC filings submitted by Hercules, as well as to information relating to corporate governance. Copies of the documents found on our website include the following: the Audit Committee Charter; the Human Resources Committee Charter; the Governance Committee Charter; the Directors Code of Business Conduct and Ethics; the Corporate Governance Guidelines; the Business Practices Policy; the Code of Ethics for Senior Financial Executives; the Certificate of Incorporation; and the By-Laws. Paper copies of such documents may be obtained free of charge by contacting Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, Attention: Corporate Secretary, telephone (800) 441-9274. Hercules will post on its website any waivers to the Directors Code of Business Conduct and Ethics and to the Code of Ethics for Senior Financial Executives, that are required to be disclosed by applicable law and the New York Stock Exchange Listing Standards. Information contained on Hercules' website is not part of this Proxy Statement.

Method and Cost of Proxy Solicitation

            Proxies may be solicited, without additional compensation, by directors, officers or employees of Hercules by mail, telephone, telegram, Internet, in person or otherwise. Hercules will bear the costs of the solicitation of proxies, which may include the cost of preparing, printing and mailing the proxy materials. In addition, Hercules will request banks, brokers and nominees (e.g. custodians, fiduciaries or trustees) to forward proxy materials to the beneficial owners of common stock and obtain their voting instructions. Hercules will reimburse those firms for their expenses in accordance with the rules of the SEC and the New York Stock Exchange.

Householding of Proxy Materials

            Certain shareholders who share the same address may receive only one copy of the Proxy Statement and the Company's 2007 Annual Report to Shareholders in accordance with a notice delivered from such shareholders' bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as "householding," is designed to reduce printing and postage costs. Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of this Proxy Statement or the 2007 Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company by telephone at (800) 441-9274 or in writing at Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001, Attention: Corporate Secretary. Shareholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder and their account information.

Declassification of Our Board

            From 1986 until 2007, our governing documents provided that our Board was classified into three classes, with each class being elected to a three-year term. In 2007, the Shareholders approved amendments to the Certificate of Incorporation and the By-Laws including a three-year process to declassify the Board. Starting with the election of directors at this 2008 Annual Meeting, the nominees for director positions will be nominated to serve one-year terms and until their successors are duly elected and qualified. Accordingly, at this meeting, the nominees, including directors whose prior three-year terms are expiring at this Annual Meeting, will be elected for a one-year term. At the 2009 Annual Meeting, all director nominees, including those whose prior three-year term will expire at the 2009 Annual Meeting, plus the directors elected at this 2008 Annual Meeting, will have their terms expire and will be subject to re-election, if nominated, for an additional one-year term. At the 2010 Annual Meeting, the entire slate of the Board nominees will be nominated to be elected for a one-year term.

PROPOSAL NO. 1 — Election of Hercules Directors

            Our Certificate of Incorporation and By-Laws provide that each director shall serve for a one-year term and until his successor is elected and qualified or until his earlier death, resignation or removal; provided, however, that each director elected for a term scheduled to expire in 2008, 2009 or 2010 shall complete such elected term unless such director resigns from or otherwise leaves the Board of Directors prior to completion of such elected term. With the exception of Mr. Cohen, who was elected to the Board in February 2008, directors elected prior to the 2008 Annual Meeting were elected to serve for three-year terms. Pursuant to the authority granted to the Board in our Certificate of Incorporation, the Board has fixed the number of directors at ten (10), of which four (4) directors have a term that expires in

2008 (i.e., Allan H. Cohen, Burton M. Joyce, Jeffrey M. Lipton and John K. Wulff), three (3) directors have a term that expires in 2009 (i.e., Anna C. Catalano, Thomas P. Gerrity and Joe B. Wyatt), and three (3) directors have a term that expires in 2010 (i.e., John C. Hunter, III, Robert D. Kennedy and Craig A. Rogerson).

            At the Annual Meeting, four directors are to be elected, and if elected, their respective terms will expire at the 2009 Annual Meeting. The Board has nominated for election at the Annual Meeting Messrs. Cohen, Joyce, Lipton and Wulff, each of whom has agreed to serve as a director and has consented to being named in this Proxy Statement.

            It is intended that the shares represented by the accompanying proxy will be voted for the election of Messrs. Cohen, Joyce, Lipton and Wulff. If for any reason any nominee should be unavailable to serve as a director at the time of the Annual Meeting, a contingency which we do not expect as of the date of this Proxy Statement, the shares represented by the accompanying proxy may be voted for the election of such other person as may be determined by the holders of the proxy, unless the proxy withholds authority to vote for all director nominees. Pursuant to our By-Laws, a majority vote of the total number of shares of Hercules common stock issued and outstanding is required to elect each director.

Hercules Board of Directors
Nominees for Directors for Terms Ending in 2008

 Allan H. Cohen — Director since 2008

            Dr. Cohen was first elected to our Board of Directors on February 21, 2008. He was elected by the Board of Directors. Dr. Cohen, age 61, was, until August 2007, a Managing Director with First Analysis Corporation, a research driven investment organization, where he was employed for fifteen years. He continues as a co-manager of the general partner of The First Analysis Private Equity Fund IV, L.P. and on the Boards of Directors of two First Analysis private equity portfolio companies, MCubed Technologies, Inc. and Kelatron Corporation. Since August 2007, he has joined the Boards of Directors of Intertape Polymer Group, Inc., Doe and Ingalls Management LLC, and IGI Holding Corporation. Prior to his entry into the financial services industry in 1988, he held executive and senior management positions at The Valspar Corporation and The Enterprise Companies (a unit of Insilco), and planning and chemical research management positions with The Sherwin-Williams Company and Champion International Corp. Dr. Cohen holds a Ph.D. in Chemistry from Northwestern University and an M.B.A. from The University of Chicago.

 Burton M. Joyce — Director since 2005

            Mr. Joyce, age 66, is the retired Chairman of the Board of Directors of IPSCO Inc., a leading steel producer. He held this position from 2000 until 2007 and was a member of the Board of Directors from 1993 to 2007. Previously, Mr. Joyce was with Terra Industries, Inc., where he served as Vice Chairman (2001-2003), President and Chief Executive Officer (1991-2001), Chief Operating Officer (1987-1991) and Chief Finance Officer (1986-1987). Mr. Joyce also serves on the Board of Directors of Norfolk Southern Corporation.

 Jeffrey M. Lipton — Director since 2001

            Mr. Lipton, age 65, is the President and Chief Executive Officer and a Director of NOVA Chemicals Corporation. He joined NOVA in 1993 after a 29-year career with the DuPont Company, where he held a number of management and executive positions. He is a member of the United States Steel Corporation Board of Directors and Chair of its Audit Committee. He is currently a member of the Board of Directors of the Canadian Council of Chief Executives and the American Chemistry Council. He is a past Chairman of the Board of Directors of the American Chemistry Council and the American Section of the Society of Chemical Industries.

 John K. Wulff — Director since 2003

            Mr. Wulff, age 59, is the non-executive Chairman of the Board, a position he has held since December 2003. He was first elected as a director in July 2003 and served as Interim Chairman from October 2003 to December 2003. He served as a member of the Financial Accounting Standards Board from July 2001 until June 2003. From January 1996 to March 2001, he was the Chief Financial Officer of Union Carbide Corporation. He is a member of the Board of Directors of Sunoco, Inc., Moody's Corporation, Federal National Mortgage Association ("Fannie Mae") and Celanese Corporation.

Hercules Board of Directors
Directors Continuing in Office until 2009

 Anna C. Catalano — Director since 2005

            Ms. Catalano, age 48, is the former Group Vice President Marketing for BP plc. Ms. Catalano held a number of executive and senior management positions during her 23 years with Amoco (which merged with BP plc in 1998), particularly in the areas of global sales and marketing. Ms. Catalano serves on the Board of Directors of SSL International Plc where she serves on the Remuneration and Audit Committees, and is a member of the Board of Directors of Willis Group Holdings where she serves on the Corporate Governance and Nominating Committee. She is also a member of the Board of Gulf Coast Chapter for Juvenile Diabetes Research Fund where she serves as strategic champion.

 Thomas P. Gerrity — Director since 2003

            Dr. Gerrity, age 66, is the Joseph Aresty Professor of Management and Dean Emeritus at the Wharton School of the University of Pennsylvania. He served as the 11th Dean of the Wharton School from 1990 to 1999. Prior to Wharton, he was the founder and Chief Executive Officer for 20 years of the Index Group, a leading consulting firm in business reengineering and information technology strategy. Dr. Gerrity currently serves on the Board of Directors of PharMerica Corporation, Sunoco, and Internet Capital Group. He also serves as a member of the MIT Corporation, which is the Board of Trustees of the Massachusetts Institute of Technology. He is a Trustee of the Baldwin School. Until December 31, 2007, Dr. Gerrity was a Member of the Board of Directors of Fannie Mae and served as the Chair of Fannie Mae's Audit Committee from January 1999 until May 2006, when he stepped down from the Committee. Fannie Mae restated its audited financial statements for certain periods during which Dr. Gerrity was Chair of the Audit Committee. For additional information, see Fannie Mae's reports filed with the SEC.

 Joe B. Wyatt — Director since 2001

            Mr. Wyatt, age 72, is Chancellor Emeritus of Vanderbilt University in Nashville, Tennessee. He served as Vanderbilt's sixth Chancellor and Chief Executive Officer for 18 years, beginning in 1982. From 1972 to 1982, he was a member of the faculty and administration at Harvard University. He is Chairman of the Board of Directors of the Universities Research Association Inc. of Washington, D.C., and a director of the EAA Aviation Foundation, Ingram Micro, Inc. (where he is Chairman of the Audit Committee) and El Paso Corporation (where he is Chairman of the Compensation Committee), and he is a Principal of the Washington Advisory Group, LLC in Washington, D.C.

Hercules Board of Directors
Directors Continuing in Office until 2010

 Craig A. Rogerson — Director since 2003

            Mr. Rogerson, age 51, is President and Chief Executive Officer of Hercules. He joined Hercules in 1979 in the firm's Water Management Chemicals Division and progressed in Hercules to Vice President and General Manager of the Fibers Division in 1996. In April 1997, Mr. Rogerson joined Wacker Silicones Corporation, where he served as President and Chief Executive Officer. In May 2000, Mr. Rogerson rejoined Hercules as Vice President, Business Operations, BetzDearborn Division. In August 2000, Mr. Rogerson was promoted to Vice President and General Manager, BetzDearborn Division. In April 2002, he was promoted to President, FiberVisions; President, Pinova; and Vice President, Global Procurement. In October 2003, Mr. Rogerson was named Acting President and Chief Operating Officer of Hercules. He assumed his current position in December 2003. He is on the Board of Directors of PPL Corporation, the Delaware Business Roundtable, First State Innovation and the American Chemistry Council.

 John C. Hunter, III — Director since 2002

            Mr. Hunter, age 61, is the former Chairman, President and Chief Executive Officer of Solutia Inc., a specialty chemicals company created in 1997 as a spin-off from the Monsanto Company. Mr. Hunter joined Monsanto in 1969 and held a number of executive and senior management positions until his retirement in 2004. He is a member of the Board of Directors of the Penford Corporation and Energizer Holdings, Inc.

 Robert D. Kennedy — Director since 2001

            Mr. Kennedy, age 75, held a number of executive and senior management positions with Union Carbide Corporation, including Chairman, Chief Executive Officer and President. He retired as Chairman from Union Carbide in 1995 after a career that spanned 40 years. He retired as a director of Sunoco Inc. and International Paper in 2005. He is a director of Blount International and on the Advisory Board of RFE Investment Associates.

            The Board currently consists of ten directors. Ms. Catalano and Messrs. Cohen, Gerrity, Hunter, Joyce, Kennedy, Lipton, Wulff and Wyatt have been determined by the Board to be independent under the New York Stock Exchange Listing Standards and the standards set forth in the Board's Corporate Governance Guidelines. Any changes to the Board's standards will be reflected in such Corporate Governance Guidelines as posted on Hercules' website (www.herc.com).

Board's Standards for Determining Director Independence

            Below is a general description of the Board's standards for determining director independence. The full text of such standards is set forth in the Board's Corporate Governance Guidelines on Hercules' website at www.herc.com.

            All members of the Board shall be independent, except that up to two (2) directors may be members of management, including the Chief Executive Officer. A director is considered "independent" only when the Board has affirmatively determined that the director has no material relationship with the Company or any entity owned or controlled by the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any entity owned or controlled by the Company), following a review of all relevant information and factors the Board deems appropriate, and a recommendation by the Governance Committee. Among others, the Board recognizes that material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. However, as the key concern is independence from management, the ownership of a significant amount of stock, by itself, shall not be considered a bar to an independence finding (except as discussed below in connection with the Audit Committee).

            The Governance Committee is responsible for reviewing the independence of the members of the Board and Board Committees on a periodic basis (but at least annually), as well as any relationships directors may have with the Company and/or its subsidiaries or affiliates or otherwise that may reasonably create the appearance of non-independence. The Company shall disclose each determination of an "independent director" in its annual proxy statement.

            Without limiting the information and factors that the Board may review and consider, a director shall meet the criteria for independence established in applicable laws, rules and regulations concerning independence, including those of the SEC and of the New York Stock Exchange. However, a director shall not be considered to be independent in the following cases:

  •
  the director is, or within the last three (3) years has been, an employee* of the Company;

*
The New York Stock Exchange provides that employment as an interim executive officer does not, in and of itself, disqualify a director from being considered independent following such employment.

•
an immediate family member of the director is, or has been within the last three (3) years, an executive officer† of the Company;

†
"Executive Officer" has the meaning ascribed to such term in Section 16a-1(f) of the Securities Exchange Act of 1934.

•
the director is a current partner or employee of a firm that is the Company's internal or external auditor;

•
an immediate family member of the director is a current partner of a firm that is the Company's internal or external auditor;

•
an immediate family member of the director is a current employee of the Company's internal or external auditor and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice;

•
the director or an immediate family member was within the last three years a partner or employee of a firm that is the Company's internal or external auditor and personally worked on the Company's audit within that time;

•
the director or an immediately family member of the director is, or has been within the last three (3) years, an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that other company's compensation committee;

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  the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues; and

  •
  the director or an immediate family member of the director has received during any twelve-month period within the last three years more than $100,000 in direct compensation from the Company (other than in director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and compensation received by an immediate family member for service as a non-executive employee and compensation received by a director for former service as an interim executive officer of the Company).

            An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

            For the purposes of service on the Audit Committee, a director will not be considered "independent," unless, in addition to meeting the above criteria and such other qualifications as may be required by the Board, he or she (A) does not receive, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, and (B) is not an affiliate of the Company or any of its subsidiaries. The foregoing shall be interpreted in accordance with, and shall be subject to the exceptions provided under, Rule 10A(m) promulgated under the Securities Exchange Act of 1934, as amended.

Board Committees

            A general description of the functions of the Board Committees is set forth below. The respective charters of the Audit Committee, the Human Resources Committee and the Governance Committee are available on our website at www.herc.com.

            Audit Committee.    Monitors the integrity of the financial statements, financial reporting process and systems of internal accounting and financial controls of Hercules, engages Hercules' independent registered public accountants and monitors their qualifications, independence and performance. Also, the Audit Committee has oversight responsibility for the performance of Hercules' internal audit function and compliance with legal and regulatory requirements, including Hercules' disclosure controls and procedures. All members of the Audit Committee are independent as defined under relevant SEC rules and the New York Stock Exchange Listing Standards. The report of the Audit Committee is included in this Proxy Statement. In addition, the Audit Committee meets in regularly scheduled separate private sessions (without the Chief Executive Officer or other Hercules personnel) with management (including the Chief Financial Officer), the independent registered public accountant and the head of the internal audit function.

            Governance Committee.    Takes a leadership role in shaping Hercules' corporate governance policies and practices, including recommending Corporate Governance Guidelines to the Board and monitoring Hercules' compliance with these policies and the Guidelines. Also, the Governance Committee is responsible for identifying individuals qualified to be Board members and recommending to the Board the director nominees for the next annual meeting of shareholders. In addition, the Governance Committee leads the Board in its annual review of the performance of the Board and its committees, has oversight of management's succession planning and recommends to the Board director candidates for each Board committee. It also has oversight responsibility for legal and regulatory compliance matters (other than those matters relating to accounting, auditing, financial reporting and/or internal controls). All members of the Governance Committee are independent as defined under relevant SEC rules and the New York Stock Exchange Listing Standards.

            Human Resources Committee.    Responsible for determining the compensation of the Chief Executive Officer and all of the executive officers, approving and evaluating all compensation plans, policies and programs as they affect the Chief Executive Officer and executive officers as well as all other programs for all employees. The policies and plans developed by the Human Resources Committee are approved by the Board. All members of this committee are independent directors as defined under relevant SEC rules and the New York Stock Exchange Listing Standards. The report of the Human Resources Committee on the inclusion of Compensation Discussion and Analysis in this Proxy Statement is included in this Proxy Statement.

            Emergency Committee.    Has limited powers to act on behalf of the Board whenever the Board is not in session, and meets only as needed and acts only by unanimous vote. If any non-employee director wants a matter to be addressed by the Board rather than the Emergency Committee, then the matter is submitted to the Board. All members of the Board attending a meeting of the Emergency Committee are members of the Emergency Committee for the purposes of such meeting.

            Finance Committee.    Reviews Hercules' financial affairs. The Finance Committee has full and final authority on certain financial matters. It also serves as a named fiduciary for all of Hercules' employee benefit plans.

            Responsible Care Committee.    Reviews Hercules' policies, programs and practices on Safety, Health, Environment and Regulatory Affairs programs, plant and facility security issues, community affairs and university relations.

            The following chart shows the respective membership and number of meetings held in 2007 for each of our standing Board Committees.

Director	Audit Committee	Human Resources Committee	Emergency Committee	Finance Committee	Governance Committee	Respon- sible Care Committee
Anna C. Catalano		X	X	X
Thomas P. Gerrity		X	X	X
John C. Hunter, III	X		X	C	X
Burton M. Joyce	C		X			X
Robert D. Kennedy	X		X		X	C
Jeffrey M. Lipton		C	X		X	X
Craig A. Rogerson			C
John K. Wulff		X	X	X		X
Joe B. Wyatt		X	X		C	X
Number of Meetings in 2007	13	3	0	4	6	4

C = Chairperson

            The Board held nine meetings in 2007. During 2007, the directors attended at least 96% of the aggregate number of meetings of the Board and 95% of the aggregate number of meetings of committees of the Board on which they served during the time for which they served. In 2007, eight out of nine directors attended the Annual Meeting. Directors are expected to attend the Annual Meeting, as well as regular Board and committee meetings, and to spend the time needed and meet as frequently as necessary to properly fulfill their responsibilities.

Executive and Independent Directors Sessions

            As the Board deems appropriate, Board meetings include an executive session of all directors and the Chief Executive Officer. In addition, the Board meets in regularly scheduled independent directors' sessions without the Chief Executive Officer or other Hercules personnel. The Chairman of the Board, currently Mr. Wulff, presides over the executive sessions and the independent directors' sessions but may delegate authority to any Board Committee Chair with respect to matters within the responsibility of a particular Board Committee.

Compensation of Directors

            Please see the disclosure below, under the heading "Director Compensation" for a description of the compensation we pay to our directors.

Certain Relationships and Related Person Transactions

            We have relationships with many businesses, including the entities referred to below with which some of our directors are involved. Our relationships with these entities existed before the related director joined our Board. We believe that all of the transactions described below were entered into on commercially reasonable terms and are in the best interest of Hercules. In addition, our Board has determined that all of our directors, other than our Chief Executive Officer, are independent as defined in our Corporate Governance Guidelines and the New York Stock Exchange Listing Standards. Our Board has concluded that all transactions were entered into in the normal course of business, that none of the relationships interferes with the exercise of independent judgment by any of our independent directors, that the transactions relate to commercial matters in which the independent directors are not involved and that none of the relationships require any additional disclosure.

            Messrs. Wulff and Gerrity are on the Board of Directors of Sunoco, Inc. In 2007, Hercules purchased products from Sunoco or subsidiaries or affiliates of Sunoco in the ordinary course of business, for which it paid Sunoco approximately $1.3 million.

            Mr. Wulff is on the Board of Celanese Corporation. In 2007, Hercules purchased products from Celanese or subsidiaries or affiliates of Celanese in the ordinary course of business, for which it paid Celanese approximately $900,000.

            Mr. Joyce is on the Board of Directors of Norfolk Southern Corporation. In 2007, Norfolk Southern or subsidiaries or affiliates of Norfolk Southern provided services to Hercules in the ordinary course of business, for which Hercules paid Norfolk Southern approximately $363,000.

General Description of Our Written Policy and Procedures with Respect to Related Persons Transactions

            The Board through its Audit Committee has formally adopted a written policy titled "Policy and Procedures with Respect to Related Persons Transactions". The policy provides that the Audit Committee shall evaluate the material facts of each Related Person Transaction and either approve, disapprove or ratify the Related Person Transaction. The Audit Committee in good faith shall only approve and/or ratify those Related Person Transactions that are in, or are not inconsistent with, the best interest of the Company and its shareholders. The following is a general description of the material terms of the policy.

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  A Related Person includes (i) any person since the beginning of our last fiscal year who was a Director, Executive Officer or nominee to become a Director and certain of their respective immediate family members, or (ii) any person who is known to be a beneficial owner of more than five percent (5%) of any class of our voting securities.

  •
  A Related Person Transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries or controlled affiliates) was, is or will be a participant and the amount involved exceeds One Hundred Twenty Thousand Dollars ($120,000), or the equivalent thereof in other relevant currencies, and in which any Related Person had, has or will have a direct or indirect interest ("Transaction").

  •
  No Director or Audit Committee member shall participate in any discussion, evaluation, approval, disapproval or ratification of a proposed Transaction with respect to which he or she or his or her immediate family member is a Related Person, except that the Director shall provide all material information concerning the proposed Transaction to the Audit Committee and the Corporate Secretary and respond to any questions that are raised by the Audit Committee.

  •
  The Audit Committee has determined that certain defined Transactions shall be deemed pre-approved even if the aggregate amount of such Transaction exceeds One Hundred Twenty Thousand Dollars ($120,000), or the equivalent thereof in other relevant currencies.

  •
  The Corporate Secretary will compile, maintain and update a Master List of Related Persons and distribute such list within the Company as necessary to effectuate the policy. Once a proposed transaction is identified, notice thereof is provided to the Corporate Secretary. The Corporate Secretary will determine if the noticed transaction qualifies as a Transaction and if so, he or she will submit such Transaction to the Audit Committee for consideration at the next scheduled Audit Committee meeting or, if appropriate or if between meetings of the Audit Committee, to the Chair of the Audit Committee. The Audit Committee (or the Chair of the Audit Committee) will approve, disapprove or ratify the proposed Transaction. If the Audit Committee or Chair of the Audit Committee determines that the Transaction may have an impact on a Director's independence then such Transaction will be discussed with the Chair of the Governance Committee before the Audit Committee or the Chair, as the case may be, renders a decision on such Transaction.

  •
  Transactions that are ongoing and have a remaining term of more than six (6) months or remaining amounts payable to or receivable from the Company of more than Two Hundred Fifty Thousand Dollars ($250,000) or the equivalent in other relevant currencies shall be reviewed at the first meeting of the Audit Committee in each fiscal year. The Audit Committee will determine if it is in the best interests of the Company to continue, modify, terminate or establish guidelines for the Company's management to follow with respect to the Transaction.

  •
  The Audit Committee will approve or ratify proposed charitable contributions, or pledges of charitable contributions by the Company to a charitable or non-profit organization identified on the Master List. The Audit Committee will review on a periodic basis all charitable contributions in excess of Fifty Thousand Dollars ($50,000) or the equivalent in other relevant currencies in the aggregate by the Company's Executive Officers (as defined) and their spouses to charitable or non-profit organizations identified on the Master List.

  •
  No immediate family member of a Director or Executive Officer shall be hired as an employee of the Company unless the employment arrangement is approved by the Board's Human Resources Committee (with notice to the Audit Committee) or approved by the Audit Committee. If a person becomes a Director or an Executive Officer and an immediate family member is already an employee, no material changes in the terms of employment, including compensation, may be made without prior written approval of the Board's Human Resources Committee or the Audit Committee.

  •
  All Transactions that are required to be disclosed in the Company's SEC filings, as required by the Securities Act of 1933 or the Securities Exchange Act of 1934 and related rules and regulations, or the rules and regulations of the New York Stock Exchange, shall be so disclosed in accordance with such laws, rules and regulations.

The Board of Directors recommends a vote FOR each of the four Hercules director nominees: Messrs. Cohen, Joyce, Lipton and Wulff.

PROPOSAL NO. 2 — Approval of the Company's Amended and Restated Annual Management Incentive Compensation Plan

            Since 1990, Hercules has used awards under annual Management Incentive Compensation Plans as an integral part of its executive compensation program in order to provide competitive variable incentive opportunities to executives who can significantly influence Hercules' performance and improve Hercules' ability to attract and motivate its management team.

            In February 2008, the Board of Directors approved the Amended and Restated Hercules Incorporated Annual Management Incentive Compensation Plan (the "MICP") which is being submitted to the shareholders for approval at this 2008 Annual Shareholders Meeting. The approval of the MICP is being sought for approval of the plan in its entirety, including for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

            The Human Resources Committee has primary responsibility for the administration of the MICP.

            All employees of the Company or any participating subsidiary, including the CEO and other executive officers of the Company, are eligible to be designated as participants in the plan. Generally, Section 162(m) of the Internal Revenue Code does not permit publicly held companies like Hercules to deduct compensation paid to the CEO and the three most highly compensated executive officers other than the CEO to the extent such compensation exceeds one million dollars per officer in any year. However, a performance-based compensation plan that is approved by shareholders at least once every five years will not be subject to this deduction limit. In order to satisfy this requirement, Hercules is submitting the MICP for shareholder approval. If shareholder approval is obtained, and Hercules complies with the other requirements set forth in Section 162(m) of the Code, then all amounts paid to executive officers under the MICP will be "performance-based compensation" under Section 162(m) and will qualify for a federal tax deduction by Hercules. If shareholder approval is not obtained, the Company will continue to use the annual Management Incentive Compensation Plan currently in place.

            Participants eligible to receive incentive awards under the MICP are determined annually from the eligible employees of Hercules and its subsidiaries. The Human Resources Committee has the exclusive power to designate the CEO and other Section 16 reporting persons as participants in the MICP and to determine the performance goals and targets for all such participants, including for all awards that are designed to qualify as performance-based compensation under Section 162(m). The CEO has the power to designate non-reporting persons as participants in the MICP and to determine the performance goals and targets for all such participants. Each of the Human Resources Committee and the CEO is the "grantor" for purposes of awards made to such eligible participants.

            Awards granted under the MICP are earned based on the attainment of performance goals, which must generally be established no later than the end of the first quarter of the calendar year to which they relate. Performance goals for awards that are intended to qualify as performance-based compensation under Section 162(m) must be established in writing by the Human Resources Committee no later than 90 days after the start of the plan year and must state, in the form of an objective formula or standard, the maximum amount of the award payable based on actual performance as compared to the performance goals.

            The performance goals for each award may include corporate performance goals and/or group performance goals. In addition, individual performance goals may apply to awards that are not designed to qualify as performance-based compensation under Section 162(m). The corporate performance goals, including threshold, target and maximum levels of achievement, are determined each year by the Human Resources Committee. The group performance goals, including threshold, target and maximum levels of achievement, are established by the CEO in consultation with the applicable heads of the operating or corporate staff departments of Hercules or a participating subsidiary. However, for awards that are intended to qualify as performance-based compensation under Section 162(m), the group performance goals are established by the Human Resources Committee.

            The performance goals established by the Human Resources Committee for awards that are intended to qualify as performance-based compensation under Section 162(m) must be based on one or more of the following business criteria with respect to the Company (for corporate performance goals) or one of the participating subsidiaries, operating groups or corporate staff departments of the Company or a subsidiary (for group performance goals): revenue; earnings per share; earnings per share before or after funding for some or all of the Company's incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; return on equity less a capital charge; cash flow return on investment; return on invested capital or assets; return on invested capital or assets less a capital charge; stock value; return on capital employed; return on capital employed less a capital charge; total shareholder return; earnings before interest and taxes; earnings before interest, taxes and amortization; earnings before interest, taxes, depreciation and amortization; operating income before interest, taxes, depreciation and amortization; cash generation; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; core non-interest income; change in working capital; gross margins; and achievement of objectively determinable strategic initiatives. The corporate performance goals and group performance goals established by the Human Resources Committee or the CEO for awards that are not intended to qualify as performance-based compensation under Section 162(m) may include any of the business criteria above and/or other goals or standards.

            Individual performance goals are established for reporting persons by the Human Resources Committee after consultation with the CEO and the reporting person; and for non-reporting person participants, by the group head, after consultation with the participant.

            The Human Resources Committee establishes the payout curve for the corporate performance goal component for all MICP incentive awards, and the group performance goal component for awards intended to qualify as performance-based compensation under Section 162(m). The CEO establishes a payout curve for the group performance goal component of all other MICP incentive awards. These curves establish threshold (or minimum), target, maximum and intermediate performance and payment levels for amounts to be distributed pursuant to MICP awards. The maximum award payable to any participant will be based on a percentage of the participant's base salary or the benchmark for the participant's position, or a flat dollar amount, as determined by the grantor. The maximum amount of any incentive award that may be payable to any one participant under the MICP for any plan year is five million dollars ($5,000,000).

            As soon as practicable after the end of each plan year, the Human Resources Committee or the CEO, as applicable, determines whether and to what extent the various performance goals were attained and calculates the actual award values, based on the level of goal attainment. For any award intended to qualify as performance-based compensation under Section 162(m), the Committee must also determine and certify in writing that the applicable performance goals and any other material award terms were satisfied. Awards are paid promptly after the award values are determined, but in no event later than March 15 immediately following the end of the applicable plan year. Awards are generally payable in cash, but, as determined by the Human Resources Committee, may be paid through the award of restricted shares under the Hercules' Long-Term Incentive Compensation Plan, as amended. There are no separate authorizations of shares of Hercules' common stock for awards under the MICP; any such restricted stock awards must be made under the terms of, and subject to the Long-Term Incentive Compensation Plan.

            Awards made in any plan year, and the various threshold, target and maximum goals, can be adjusted by the grantor during a plan year if material and extraordinary changes affecting Hercules occur, except that no such adjustments are permitted for MICP awards that are intended to qualify as performance based compensation under Section 162(m). Individual participants may also receive pro-rated awards for situations such as initiation of employment during the plan year, transfers from one group to another, intra-year position changes or death, disability, retirement or a reduction in force. However, the payment of a pro-rata portion of any award that is intended to qualify as performance-based compensation under Section 162(m) in the event of death, disability, retirement or a reduction in force is contingent upon attainment of the applicable performance goals. If a participant receives a substandard performance review, he or she will not receive an award for such plan year, subject only to compliance with the change in control provisions described below.

            In the event of a change in control (as defined in the MICP), each participant shall receive a pro-rated award at target level multiplied by a fraction based upon the number of days in the plan year that elapsed prior to the change in control. In the case of officers with employment or change in control agreements, payments under the MICP may be enhanced under such agreements, provided, that there will be no duplication of payments.

            The MICP was first adopted by the Hercules' Board in 1990 and was last amended and restated in February 2008. The MICP has no established term, but does require approval by shareholders every five years for purposes of Section 162(m) of the Code.

            The MICP does not have separate deferred compensation features, but a participant that is eligible to participate in an existing deferred compensation plan of Hercules may defer any cash-based awards in compliance with such deferred compensation plan.

            The MICP is an unfunded plan.

            The Board proposes that you approve the continuation of the MICP, so that if established goals and targets are met, certain payments that would be made under the MICP to Hercules' most highly compensated executive officers may be deducted by Hercules as provided in Section 162(m) of the Code.

            The MICP is attached to this Proxy Statement as Appendix A. You are encouraged to read the MICP in its entirety.

            The Board of Directors believes that approval of this proposal is in the best interests of Hercules and its shareholders and recommends that you vote FOR the approval of Proposal No. 2 to approve the MICP, including for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

PROPOSAL NO. 3 — Ratification of the Appointment of BDO Seidman, LLP as Independent Registered Public Accountants for 2008

            Our Audit Committee has appointed BDO Seidman, LLP ("BDO") as our independent registered public accountants for 2008. Partners and employees of BDO are periodically changed, providing Hercules with new expertise and experience. Representatives of BDO have direct access to our Audit Committee and regularly attend Audit Committee meetings.

            Please see the discussion below under the headings "Audit Committee" and "Principal Accountant Fees and Services" for a description of the fees paid to BDO during 2007, and the practices and policies of our Audit Committee with respect to the approval and use of BDO to provide audit and non-audit services to Hercules.

            Representatives of BDO will attend the Annual Meeting to answer appropriate questions and make a statement if they choose to do so. The affirmative vote of the majority of Hercules shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this proposal. If the appointment is not ratified, the adverse vote will be considered as an indication to the Board that it should consider other independent registered public accounting firms for the following fiscal year.

            The appointment of independent registered public accountants is approved annually by our Audit Committee and subsequently submitted by the Board to the shareholders for ratification. The decision of the Audit Committee is based on its review and approval of the audit scope, the types of non-audit services and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that they will not impair the independence of the accountants. Before requesting that the Board submit the approval of BDO to the shareholders for ratification, the Audit Committee carefully considered that firm's qualifications as independent registered public accountants for Hercules. This included a review of their service proposal as well as their integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with BDO in all of these respects. For more information, see the "Audit Committee Report".

The Board of Directors recommends a vote FOR ratification of the appointment of BDO Seidman, LLP as independent registered public accountants for 2008.

OTHER MATTERS

            The Board is not aware of any matters, other than those described above, that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed Proxy Card to vote thereon in accordance with their respective best judgment. Moreover, the Board reserves the right to adjourn, postpone, continue or reschedule the Annual Meeting, depending on circumstances and the Board's belief that such adjournments, postponements, continuations or reschedulings would be in the best interests of all Hercules shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC and the New York Stock Exchange reports of beneficial ownership and changes in beneficial ownership of the common stock and other equity securities of Hercules. Such directors, executive officers and holders of more than ten percent of our common stock are required to file all Section 16(a) reports electronically and to provide Hercules with notice of each filing.

            Based solely on a review of the Section 16(a) reports filed electronically and the representations made by such persons to Hercules, we believe that, during 2007, our directors, executive officers and holders of more than ten percent of our common stock complied with all applicable Section 16(a) filing requirements.

AUDIT COMMITTEE

            The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of Hercules' financial reporting and internal control over financial reporting. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of Hercules' independent registered public accountant and Hercules' Director, Internal Audit. Private sessions are held at least quarterly with the independent registered public accountant, the Director, Internal Audit, and Hercules' Chief Financial Officer. In accordance with Section 301 of the Sarbanes-Oxley Act of 2002 (the "Act"), the Audit Committee is composed entirely of independent directors as defined by the Hercules Corporate Governance Guidelines and the listing standards of the New York Stock Exchange. The Board has adopted and reviews at least annually a written Audit Committee charter, a copy of which is posted on Hercules' website at www.herc.com.

Audit Committee Financial Expert

            In accordance with Section 407 of the Act, effective March 2003 the SEC issued rules requiring public companies to disclose whether they have an audit committee financial expert. These rules were initially effective for Hercules for the year ending December 31, 2003. The Board of Directors has decided that, among its directors determined to be qualified to be the Audit Committee Financial Expert, Mr. Burton M. Joyce will serve in such capacity.

Fees of Independent Registered Public Accountants

            The Audit Committee appointed BDO as the Company's independent registered public accountant on April 18, 2005. BDO commenced providing services for the quarterly period ended June 30, 2005.

            The aggregate fees for professional services rendered for the Company by BDO for the years ended December 31, 2007 and 2006, respectively, were:

	(Dollars in millions)
	2007	2006
Audit	$3.1	$3.0
Audit Related	—	—
Tax	0.2	0.1
All Other	—	—

	$3.3	$3.1

Audit Fees

            Fees billed by our independent registered public accountants for professional services rendered to us in connection with the audit of the Company's financial statements for the years ended December 31, 2007 and 2006, reviews of the financial statements included in the quarterly reports on Form 10-Q that we were required to file during 2007 and 2006, audits of the Company's internal control over financial reporting as of December 31, 2007 and 2006, and statutory audits performed during both years were approximately $3.1 million and $3.0 million for the years ended December 31, 2007 and 2006, respectively, of which aggregate amounts of $2.8 million and $2.0 million had been billed through December 31, 2007 and 2006, respectively.

AUDIT COMMITTEE REPORT

            The Audit Committee has received from the independent registered public accountants written disclosures and a letter concerning the independent registered public accountants' independence from Hercules, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." These disclosures have been reviewed by the Audit Committee and discussed with the independent registered public accountants. The Audit Committee has also considered whether the provision of other services by the independent registered public accountants is compatible with maintaining the principal accountant's independence.

            In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the audited consolidated financial statements for Hercules fiscal year ended December 31, 2007. In addition, the Audit Committee has discussed with the independent registered public accountants matters such as the quality in addition to acceptability, clarity, consistency and completeness of Hercules' financial reporting, as required by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

            Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Hercules 2007 Annual Report on Form 10-K and filed with the SEC.

Audit Committee
B. M. Joyce (Chair)
J. C. Hunter, III
R. D. Kennedy

PRINCIPAL ACCOUNTANT FEES AND SERVICES

            The Audit Committee has adopted a policy for the approval of audit and non-audit services. Under this policy, services are segregated into three categories:

  •
  Legally Prohibited/Restricted Services — Those services which our auditor may not provide by statute.
  •
  Additional Prohibited Services — Those services which our auditor may legally provide, but which we will not obtain from our auditor.
  •
  Permitted Services — Those services which our auditor may provide if pre-approved by the Audit Committee.

Legally Prohibited/Restricted Services

            The auditor is prohibited from providing the following non-audit services:

    1.
    Bookkeeping or other services related to the accounting records or financial statements of the audit client
    2.
    Financial information systems design and implementation
    3.
    Appraisal or valuation services, fairness opinions or contribution-in-kind reports
    4.
    Actuarial services
    5.
    Internal audit outsourcing activities
    6.
    Management functions or human resources
    7.
    Broker or dealer, investment adviser or investment banking services
    8.
    Legal services and expert services unrelated to the audit
    9.
    Any other service that the Public Company Accounting Oversight Board determines by regulation is impermissible

Additional Prohibited Services

            In addition to the Legally Prohibited services, the Company has decided it will not engage its auditor to provide the following services:

  •
  Large-scale Information System Design and Implementation Services.    We will prohibit our auditor from providing any information system design or implementation services.

  •
  Tax Shelters.    Our auditors will not be engaged to render tax advice on any "tax shelter" (as currently defined on an ongoing basis by the Internal Revenue Code and Regulations thereunder).

Permitted Services

            Rule 2-01 of Regulation S-X requires all services (audit and non-audit) that are provided by an audit firm to be pre-approved by the Audit Committee, but the Audit Committee may delegate the authority to grant pre-approvals to one or more members of the Committee.

            We believe that, for certain non-audit services, there may be benefits to engaging our auditors, as our auditors may be best positioned to provide services more efficiently and effectively. Also, due to confidentiality concerns, we may decide engaging our auditing firm is preferable to engaging another firm.

            The Company has adopted the following policy for audit and non-audit services not prohibited elsewhere in this policy.

Audit and Audit-Related Services.

            This category comprises those audit and audit-related services that we have traditionally purchased from our external audit firm. The Company believes that the audit-related services described below are consistent with the auditor's role and are either: (i) directly or inherently related to evaluating the Company's underlying internal control structure or financial information affecting the consolidated financial statements; or (ii) directly involved in performing audit or attestation services:

/*/  Services related to SEC filings
 /*/  Accounting and financial reporting
    consultations
 /*/  Carve-out audits
 /*/  Statutory audits
 /*/  Agreed-upon audit procedures performed
    to comply with a contract between the
    Company and a third party

/*/  Acquisition and divestiture-related due
    diligence and transaction services
 /*/  Fraud and forensic investigations
 /*/  Dispute resolution and litigation support
 /*/  Benefit plan audits

            The Audit Committee has pre-approved the purchase of this category of services. Individual projects with fees in excess of $100,000 and $500,000 in the aggregate are discussed with and approved by the Committee in advance of the project.

Internal Control-Related Consulting.

            Given the auditor's understanding of the Company and our internal control environment, the Company may engage our auditors to assess and recommend improvements as to our internal control structure, procedures or policies. The Company believes our auditors often are best positioned to provide these services. However, the Company has specifically precluded our auditors from implementing internal controls, policies or procedures. The Audit Committee has pre-approved the purchase of this category of services. Individual projects with fees in excess of $100,000 are discussed with and approved by the Committee in advance.

Tax-Related Services.

            It is important to the Company that it be able to engage its independent accountant to provide tax services, with the exception that the auditor will not be used to provide advice on any structure that would be classified as a "tax shelter," as discussed above. Tax Services are included in the category of "Permitted Services," which our auditors may provide if pre-approved by the Audit Committee. This category of permitted services includes:

  •
  Tax return preparation, review, consultation and assistance
  •
  Tax audit support
  •
  Tax planning on acquisition/divestiture structuring, dividend planning, etc.
  •
  Tax consulting
  •
  Expatriate tax services
  •
  Transfer pricing tax services

            The Audit Committee has pre-approved the purchase of a specific set of this category of services. In addition, individual projects with fees in excess of $100,000 and $300,000 in the aggregate are discussed with and approved by the Committee in advance of the project.

            These permitted tax services, if required, are reported to the Audit Committee at the regularly scheduled Audit Committee meetings following the decision to purchase the services.

HUMAN RESOURCES COMMITTEE

            The Human Resources Committee of the Board reviews compensation objectives and policies for all employees and determines all compensation (cash and equity) for Hercules' executive officers, including the individuals named in the Summary Compensation Table set forth below, and for non-employee directors. Additionally, the Human Resources Committee is responsible for executive officer succession planning and implementation of development plans applicable to the management ranks of Hercules. The policies and plans developed by the Human Resources Committee are approved by the Board. Administration of the plans is the responsibility of the Human Resources Committee. The Vice President of Human Resources is a resource to the Committee in fulfilling its responsibilities with respect to executive and Board compensation. In addition, the Committee, in accordance with its authority, has engaged a compensation consultant (the "Compensation Consultant") at Towers Perrin, an international human resources consulting firm. The Compensation Consultant's role is to advise the Committee on issues and proposals dealing with executive and Board compensation matters. Other individuals at Towers Perrin provide consulting and actuarial services to Hercules' defined benefit pension plan and the Human Resources organization but the Compensation Consultant's only responsibility with respect to Hercules is to the Human Resources Committee. None of the members of the Human Resources Committee is an officer, employee or former officer or employee of Hercules or its subsidiaries, and each member is independent, as such term is defined in the New York Stock Exchange Listing Standards. Compensation matters relating to the Chief Executive Officer and other executive officers, including the named executive officers, are referred to the Board for separate approval.

            A complete description of the Committee's responsibilities, which are summarized below, can be found in the Human Resources Committee Charter, which is available on Hercules' website at www.herc.com.

Committee Authority and Responsibilities

            The Human Resources Committee has the following authority and responsibilities:

  •
  Subject to Board approval, to establish compensation policy consistent with corporate goals and objectives and shareholder interests.

  •
  To review and approve or, to the extent the Human Resources Committee may deem appropriate, recommend for approval by the independent members of the Board, at least once a year corporate goals and objectives relevant to the Chief Executive Officer's compensation and evaluate at least once a year the Chief Executive Officer's performance in light of established goals and objectives. Based upon these evaluations the Human Resources Committee shall approve or, to the extent the Human Resources Committee may deem appropriate, recommend for approval by the independent members of the Board, the Chief Executive Officer's annual compensation, including salary, bonus, incentive and equity compensation. In determining the incentive components of the Chief Executive Officer's compensation, the Human Resources Committee may consider a number of factors, including, but not limited to, Hercules' performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years.

  •
  To review and approve or, to the extent the Human Resources Committee may deem appropriate, recommend for Board approval, at least annually, changes in the annual base salaries and annual incentive opportunities of the executive officers. In addition, periodically and as and when appropriate, the Human Resources Committee reviews and approves or, to the extent the Human Resources Committee may deem appropriate, recommends for approval by the independent members of the Board, the following as they affect the Chief Executive Officer and the executive officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; and (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits. In addition, the Human Resources Committee receives periodic reports on Hercules' compensation programs as they affect all employees. Finally, the Human Resources Committee reviews and approves or, to the extent the Human Resources Committee may deem appropriate, recommends for approval by the independent members of the Board, any special or supplemental compensation and benefits for the Chief Executive Officer and the executive officers and individuals who formerly served as the Chief Executive Officer and/or as executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

  •
  Notwithstanding the foregoing, if any grant or award to the Chief Executive Officer or any other executive is intended to qualify for the performance-based compensation exemption from the limitations on deductibility of executive compensation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto, the Human Resources Committee, rather than the independent members of the Board, shall approve such award, but it may refer such award to the independent members of the Board for ratification.

  •
  To evaluate the methods for establishing the amounts, types and competitiveness of Director compensation benefits, including under any incentive compensation plans and equity-based compensation plans.

  •
  In conjunction with the Governance Committee, to assist the Board in developing and evaluating potential candidates for the Chief Executive Officer position, and in oversight of executive succession plans.

  •
  To assure systems are in place for development of management competencies that are linked to those competencies identified to be critical to attaining the business and strategic plans of Hercules.

  •
  To monitor Hercules' compliance with relevant laws applicable to compensation plans, policies and programs, including, without limitation, those relating to

    (a) 401(k) and similar savings and benefit items, and (b) any loans to directors or officers, with attention to the requirements of Section 402 of the Sarbanes-Oxley Act or otherwise.

  •
  To oversee Hercules' compliance with the requirement under the New York Stock Exchange rules that shareholders approve equity compensation plans.

  •
  To review and discuss the Compensation Discussion and Analysis (the "CD&A") required to be included in Hercules' proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

            In carrying out its responsibilities, the Committee solicits recommendations from the Vice President of Human Resources and the Chief Executive Officer and the advice of its Compensation Consultant.

HUMAN RESOURCES COMMITTEE REPORT

            The Human Resources Committee ("Committee") has reviewed and discussed the CD&A with management and, based on that review and discussion, has recommended to the Board that it be included in Hercules' Proxy Statement.

                      Human Resources Committee
                      J. M. Lipton (Chair)
                      A. C. Catalano
                      T. P. Gerrity
                      J. K. Wulff
                      J. B. Wyatt

COMPENSATION DISCUSSION AND ANALYSIS

Objective of Hercules' Executive Compensation Policies

            The objective of Hercules executive compensation policy is to attract, retain and motivate highly qualified individuals and to align their interests with our shareholders. We do this by offering competitive, interrelated compensation components that are designed to attract and retain executives and to reward them for results that have been identified as important factors in enhancing shareholder value.

Elements of Executive Compensation

            The Committee ascribes to the notion that salary attracts, variable pay motivates and equity retains. The Committee determines the components of pay which are typically described as components of total direct compensation (base, annual incentive and equity compensation). The components are based on the position's impact on shareholder value. Thus, a higher component percentage of equity is granted to the CEO. The chart below shows the total direct compensation components for the named executive positions. The equity value is based on the number of restricted shares granted times the fair market value on the date of the grant.

NAMED EXECUTIVE OFFICERS    •    TOTAL TARGET DIRECT COMPENSATION

            Hercules' U.S. compensation components are limited to base pay, variable pay, long term incentive pay and employee benefits which are available to all U.S. employees. Aside from paid parking and occasional use by the CEO of a contractor/driver, Hercules does not provide any other forms of compensation or "perks" in its compensation components.

            The Committee recognizes the importance of paying competitive compensation for similar positions and performance as a key strategy to recruit and retain key executives. The objective of the Hercules executive compensation policy is to pay a base salary measured at the median of base salaries paid by other specifically identified chemical companies (as described below), as adjusted using regression analysis to take into account differences in revenue size and for individual performance. Hercules uses the average of the data for the current and previous year where significant increases or decreases on survey results are reported. Additionally, the Committee and the Board annually approve variable compensation target awards under the Management Incentive Compensation Plan ("MICP") calculated to pay at the median of the same peer companies when pre-established goals are achieved. The median is selected because Hercules believes that such level is appropriate to provide appropriate competitive compensation to its executives, and to reduce the chance of compensation raiding by peer companies. As part of this process, the Human Resources Committee recommends the Chief Executive Officer's MICP award to the Board for approval and reviews and approves the awards recommended by the Chief Executive Officer with respect to the other executive officers. Finally, the Human Resources Committee approves equity based awards under the Long Term Incentive Compensation Plan (the "LTICP"), the value of which are targeted at the median of similar awards by the peer companies. Such awards are designed to reward participants for achieving long term goals. Stock price performance below targeted levels can result in a delay in vesting of restricted stock up to a maximum of seven years, while stock price performance above targeted levels can accelerate vesting to as little as three years.

            The total potential aggregate value of these three components is also targeted at the median of total compensation paid by the peer companies, as adjusted using regression analysis to take into account differences in revenue size. Additionally, it is the policy of the Human Resources Committee to recognize extraordinary achievements through special periodic cash or stock-based awards.

            Typically, increases in compensation are only granted once a year as is the awarding of variable pay and equity awards. However, significant changes in job responsibility, notable changes in the job market or exceptional performance could trigger an off-cycle increase in base pay or MICP target or an LTICP grant (with CEO approval and confirmed by the Board).

            Normally, previous compensation actions do not influence a current year's awards or grants except in the case of awards intended to cover multi-year periods (which are granted only in unusual circumstances).

Survey Sources

            Each year the Vice President of Human Resources commissions Towers Perrin to conduct a survey of chemical companies in their database. In 2007, those companies were:

Agrium U.S.*	International Flavors & Fragrances*
Air Liquide America	Kraton Polymers
Air Products & Chemicals*	Lanxess
Arysta LifeScience NA*	Lubrizol
Arch Chemicals	Mosaic*
Arkema	National Starch & Chemical*
Ashland Inc	New Market
Bayer CropScience*	Occidental Chemical
Bayer Material Science	PolyOne*
Benjamin Moore*	Potash Corp
Cabot Corp	PPG Industries*
Chemtura Corp*	Praxair Inc.*
Ciba Specialty Chemicals*	Rhodia
Clariant	Saint-Gobain — Ceramics
Cognis	Sasol North America
Cytec Industries	Scotts Miracle-Gro Co.*
Dow Chemical Co.*	Rohm and Haas*
DuPont*	Solvay America
Dynea USA*	Sunoco — Chemical
Eastman Chemical Co.*	Terra Industries*
Ecolab Inc.*	Total Petrochemicals USA
Evonik Degussa	Tronex
FMC	W. R. Grace*
Fuller (H.B.)*	Westlake Chemical
Georgia Gulf Corp.

*
Towers Perrin survey participants; all other companies are HayNet participants.

            All peer companies are "weighted" equally, subject to the regression analysis applied.

            Regression analysis was used to adjust the data for differences between the revenues of the companies surveyed and $2.2 billion, which was Hercules' approximate revenue in 2007. To assure the results were reasonable, data for the peer chemical companies within the survey with annual revenues of $1 billion to $3 billion was also reviewed. Finally, the data was blended with the survey information in Hay Associates' PayNet database of 26 chemical companies. This produced a very broad based market reference for surveyed positions. The results of these surveys were provided to the CEO and the Committee as a resource for their deliberations.

How Base Salaries are Determined

            The objective of base salaries is to attract and retain qualified personnel, which is especially critical in today's competitive labor market.

            The process of determining base salaries for executive officers begins each year with defining or confirming job content and scope, revenue impact, accountability for achieving results, leadership requirements and impact on results of Hercules. For U.S. employees, Hercules then reviews surveys published by Towers Perrin and Hay Associates. This data is adjusted using regression analysis to reflect Hercules' revenue and becomes the competitive reference point for each covered job. Hercules follows similar processes for non-U.S. management employees. Non-U.S. compensation plans and budgets are approved by the Vice President, Human Resources.

            Each February (or when significant changes in job content or scope occur), the Human Resources Committee reviews the base salary of each executive officer, including the Chief Executive Officer, in relation to the market reference information described above. The Committee also reviews each executive officer's performance during the previous year against documented and agreed-to measurable accountabilities which had been set at the beginning of the year. In addition, the Committee evaluates competencies of each executive officer through a formal process (including performance reviews) that are considered essential to the successful performance of Hercules. The Committee also makes a determination as to whether competitive adjustments are necessary to assure retention. Based on this review, the Committee either approves or modifies the recommendation of the Chairman of the Board with respect to the Chief Executive Officer's base salary and the recommendations of the Chief Executive Officer with respect to the base salaries of all other executive officers. Increases or adjustments typically become effective March 1 of each year.

            While Hercules' overall results are a critical element of each executive officer's performance, the most important individual determinant of base salary is the delivery of results with respect to annual accountabilities. This is because annual accountabilities are based on results viewed as critical to achieving Hercules' business and strategic plans. Appropriate positioning along the market reference curve and consistency in relation to other positions are also important in setting base pay. Based on the base salaries paid to chief executive officers at the companies included in the surveys described above, and Mr. Rogerson's performance against his pre-determined accountabilities described below, the

Board approved a 2007 increase to the Chief Executive Officer's base salary of $79,992, or 11%. This placed the Chief Executive Officer's salary at the median market survey reference. This increase is consistent with the multi-year salary plan established when Mr. Rogerson became Chief Executive Officer. Other executive officers received merit and progression increases which, for the group, averaged 5.1%. Mr. Raymond received a progression increase consistent with the multi-year salary plan approved by the Board to bring him to the market survey reference. Mr. Spizzo received a progression increase recognizing his significant contributions as Chief Financial Officer, and to bring him to the median as determined by the market survey reference. Mr. Aanonsen's compensation is first benchmarked against the "Controller" survey position with the result increased by 20% to reflect his historical reporting relationship.

            The following chart sets forth the salary increases awarded to the named executive officers in 2007:

Named Executive Officer	2006 Salary	% Increase	2007 Salary	2007 Salary as % of Surveyed Median

C. A. Rogerson	$730,008	11.0%	$810,000	100%

F. G. Aanonsen	$273,012	2.6%	$280,008	100%

E. V. Carrington	$273,012	2.6%	$280,008	100%

P. C. Raymond	$315,000	6.4%	$335,004	92%

A. A. Spizzo	$350,004	14.3%	$400,008	100%

How Management Incentive Compensation Plan Awards are Determined

            The purpose of providing annual variable compensation through the Management Incentive Compensation Plan ("MICP") is to motivate and reward executive officers for achieving accountabilities or specific results which are identified and defined as the critical results needed to successfully implement Hercules' business plan. In 2007, such accountabilities were evaluated as described in Table I.

            Annual variable compensation benchmarking follows the same process as base salaries. The focus for variable compensation is linkage to financial and non-financial accountabilities established early in the first quarter of each year through the annual planning process. Hercules' overall performance is a more important factor in determining variable compensation than individual performance. Most agreed-upon accountabilities are the "building blocks" for future success in terms of shareholder value. For example, the Board unanimously agreed that generating increased cash flow from operations and improving ongoing earnings per share were the key success metrics for 2007.

            The following flow chart depicts the annual MICP award and payout cycle.

            For 2007, consistent with the above, the Board and the Chief Executive Officer agreed that the factors in determining the 2007 MICP pool and the Chief Executive Officer's heaviest weighted accountabilities would be adjusted cash flow from operations (weighted at two-thirds) and ongoing earnings per share improvement (weighted at one-third) subject to adjustments for other important accountabilities which are shown in Table I. Approximately 142 individuals, including the Chief Executive Officer and those holding positions one or two reporting levels below the Chief Executive Officer were eligible for awards under the MICP in 2007. The total of the target awards for all participants is the target pool for the performance year. In 2007, the target pool was $5,800,000. While the overall pool is established based on these calculated measures, the Board, at the suggestion of the Committee or the Chief Executive Officer, may reduce the pool for a particular business or function due to that unit's performance.

            Based on the year-end results, adjusted cash flow from operations and ongoing earnings per share improvement significantly exceeded their respective targets (200% of target in both cases which resulted in a potential MICP pool of $11.6 million). Ongoing earnings per share increased 20% over 2006 while adjusted cash flow from operations increased 24% over 2006. The Board adjusted the pool downward due to performance against safety and other accountabilities and the CEO reduced certain groups for overall group performance. Accordingly, as a result of business unit and functional organization adjustments, the pool was reduced to $8.3 million from the potential $11.6 million. To evaluate individual performance for key executives, the Committee reviews all key executives' performance against critical, written accountabilities, established at the beginning of the performance year (See Table I). Each accountability is assigned a numerical weighting depending on the importance to corporate results. Messrs. Rogerson, Carrington, Raymond and Spizzo were also ranked for their contributions as a member of the seven member Executive Committee which addresses corporate issues including strategy, performance, staffing and external affairs. Totals are tallied and ratings are assigned ranging from "Below Target" to "Outstanding". Following this ranking, the Board may increase or decrease a calculated award based on individual performance. In no event may an individual award exceed the maximum payout (200% of target).

            Consistent with the results of the surveys described above and Hercules' policy of paying at the median, individual award targets ranged from 40% of market referenced base salary for certain executive officers to 100% of market referenced base salary for the Chief Executive Officer for 2007. In 2006, the lowest award target was 25% applicable to an individual who is no longer an executive officer. The Human Resources Committee may adjust these percentages at the time the target awards are established.

            In 2007, as illustrated in the graphs below, actual results produced a pool at the maximum of 200% of target. However, the performance of certain businesses and functional groups was rated below the 200% level and the pools for these units were adjusted accordingly.

            With respect to individual awards to be paid from the MICP pool, the Board approved the Committee's recommendation for the Chief Executive Officer based first on the Company's performance against stated corporate performance accountabilities and then adjusted pursuant to the below described review of his performance and the Committee reviewed the Chief Executive Officer's recommendations for awards to other key executive officers using the process described in Table I. The Chief Executive Officer's recommendations were based on a documented accountability review process, weighting results achieved against key individual accountabilities for the year and overall contribution to the achievement of Hercules' long-term Strategic Plan. Awards for executive officers ranged from 130% to 190% of individual targets.

            For the Chief Executive Officer's award, the Board relied on a review of his performance against pre-set written and approved accountabilities. The most heavily weighted accountability was increasing cash flow from operations, followed by improving ongoing earnings per share. Achievement of these financial objectives contributed over 60% of the value of his award in 2007. Safety, health and environment, productivity improvement, personnel/organizational development, compliance and other broader strategic objectives comprised the remaining 40% of the accountability objectives. The Board also noted that since Mr. Rogerson became CEO, ongoing earnings per share has increased 74% through 2007 and cash flow from operations has increased 148%, while his total cash compensation increased 85%.

            Below is an example of the Accountability Rating Matrix typically used by the Committee as part of its evaluation process for compensation determinations. In each accountability area, an employee is rated on a scale of Below Target to Outstanding, then a rating multiplier is applied and thereafter the accountability as weighted and rated is scored.

Example of Accountability Rating Matrix
TABLE I

2007 Accountability Summary for Sample Officer Y

Accountabilities*	Safety	Cost	Business/ Functional Goals	Significant Process/ Strategy Results	Leadership	Overall Rating	Totals

Weight*	10%	20%	40%	20%	10%	—	100%

Rating	T+	O	T	T-	T	T	—

Multiplier	3	4	2	1	2	—	—

Score	30	80	80	20	20	—	230

* (Varies by Position)

Rating Code		Rating Score
B =	Below Target - Missed many accountabilities ("0" multiplier of weighting)	B =<100

T-=	Target Minus - Did not meet all accountabilities ("1" multiplier of weighting)	T-=100-174

T =	Target - Met all accountabilities ("2" multiplier of weighting)	T =175-249

T+=	Target Plus - Met all plus significantly exceeded some accountabilities ("3" multiplier of weighting)	T+=250-349

O =	Outstanding - Significantly exceeded all accountabilities ("4" multiplier of weighting)	O =350-400

            Based on review and analysis of the respective Accountability Rating Matrix for the named executive officers and the heavily weighted accountabilities for corporate financial performance, the Committee approved the CEO's recommendations for the variable (MICP) payouts for 2007 for the named executive officers' performance.

            The following table sets forth the annual incentive awards made to the named executive officers for 2007.

	Target Incentive	Target Incentive as a % of Surveyed Median	Actual Payout	Payout as % of Base Salary

C. A. Rogerson	$810,000	100%	$1,417,500	175%

F. G. Aanonsen	$140,000	100%	$210,000	75%

E. V. Carrington	$140,000	100%	$182,000	65%

P. C. Raymond	$200,750	100%	$321,200	96%

A. A. Spizzo	$240,000	100%	$456,000	114%

            If Hercules is required to restate its financial statements in a way that would change the results on which MICP awards were based, the Human Resources Committee will make a determination as to whether the restatement warrants a recovery of any portion of any MICP award by reducing future awards or otherwise.

How Long Term Incentive Compensation Plan ("LTICP") Awards are Determined

            The Human Resources Committee believes that equity compensation should be a significant portion of total compensation for executive officers because it links their interests to those of shareholders. For the Chief Executive Officer, the equity compensation target value is approximately 59% of total compensation based on using the fair market value on the date of grant. For other executive officers, it ranges from 18% to 41%. The total number of participants in the LTICP for 2007 was 146. The proportion of equity compensation to total compensation is related to the potential impact the position has on creation of shareholder value.

            Equity compensation is designed to motivate executive officers and key managers and professionals who impact improvement in long term value to strive to achieve longer term goals and accountabilities.

            While the "Accountability Matrix" displayed earlier in Table I provides performance criteria that are used to support compensation decisions for base and MICP pay, LTICP decisions are driven by competitive benchmark data, manpower planning and development strategies (retention) and overall performance supporting strategic plan goals.

            In determining LTICP awards, annual performance is secondary to consistent longer term performance. For 2007, this was reflected in the vesting period applicable to each award, which ranged from three to seven years for restricted stock and up to three years for stock options. Restricted stock vests on the third anniversary of the award date if Hercules' share price has outperformed the S&P Chemical Index since the award date. If Hercules' share price has not outperformed the S&P Chemical Index since the award date, the restricted stock will vest on the first subsequent anniversary of the award date on which it has outperformed the S&P Chemical Index or by default on the seventh anniversary of the award date. For stock options, 40% of the options vest one year after the grant date; 40% two years after the grant date; and 20% three years after the grant date. The option period is ten years or such shorter period as may be required by the terms of the LTICP.

            The process of determining awards takes into account the surveys described above. Hercules not only looks at the competitive long term incentive award value specifically but also reviews this component when added to "Total Target Cash" (base salary and target variable incentive), or "Total Direct Compensation" (salary plus variable incentives plus equity compensation). The objective is to target Total Direct Compensation at the median.

            In recent years, awards typically have been granted in shares of restricted stock or stock options. The number of shares or options awarded to executive officers is determined by dividing the surveyed median market reference value for each benchmark position adjusted for other considerations as the Committee or the Board deems appropriate by the fair market value of a share on the grant date.

            In 2007, participants, other than the Chief Executive Officer, were allowed to elect to exchange up to 50% of a restricted stock grant for options, with an exchange rate of three and one half stock options for each share of restricted stock. This exchange rate was intended to reflect risk and time value of stock options vs. restricted stock. As an example, if an executive was eligible for a grant of 1,000 restricted shares, he or she could exchange up to 500 restricted shares for options to purchase 1,750 shares with an exercise price equal to fair market value at the time of the initial grant of restricted stock by the Board. In early 2007, the Company requested a valuation on this exchange rate. The valuation assumed a 1.2% dividend yield. The current FAS 123(R) assumptions used for the Summary Compensation and Grants of Plan-Based Award Tables do not include a dividend yield since dividends were not reinstated until October 2007. In 2008, the FAS 123(R) calculation will include a dividend assumption. Based on the Business Plan for 2007, it was determined that the actual exchange equivalency was 3.7. This result was rounded down to the established exchange rate of 3.5 for 2007. Hercules provides this alternative to its executive officers, other than the CEO, because it believes a mixture of stock options and restricted stock may more closely align the interests of the executive officers with shareholders, but thinks the discretionary piece is important for individual determination. None of the named executive officers elected this exchange.

            Recognizing the importance of linkage to shareholders, the Board fixes the restricted stock/stock option mix for the Chief Executive Officer at the time of grant. In 2007 the Board awarded Mr. Rogerson an award of 54,657 shares of restricted stock and options to purchase 191,303 shares with an exercise price equal to fair market value at the time of grant by the Board. This award was valued at slightly above the median benchmark for chief executive officers of chemical companies of similar size.

            The following chart sets forth the equity grants awarded to the named executive officers in 2007:

	LTI Equity Value Before Exchanges	LTI Equity Value % of Surveyed Median

C. A. Rogerson(1)	$2,299,998	101%

F. G. Aanonsen(2)	$241,497	91%

E. V. Carrington(2)	$241,497	91%

P. C. Raymond	$364,981	100%

A. A. Spizzo	$439,988	100%

(1)
Mr. Rogerson's LTI equity value before stock option exchanges is based on 109,315 shares of restricted stock at $21.04 (the closing stock price on the date of grant). This differs from the Grants of Plan-Based Awards Table, which shows Mr. Rogerson's award after the 50% exchange to Stock Options. Due to a change in valuation methodology used by Towers Perrin (Black Scholes to Binomial), Mr. Rogerson's equity value was determined by averaging 2006 and 2007 compensation values.

(2)
Due to a 17% increase in LTI equity value from 2006, Messrs. Aanonsen and Carrington's equity award value was determined by averaging 2006 and 2007 compensation values. The resulting value was capped at a 5% increase.

            The Board has approved the Equity Plan Administration Policy which defines roles, responsibilities and rules for administering the LTICP. Annual long term incentive awards for executive officers are normally reviewed and approved by the Board in February of each year. The date on which the Board reviews and approves the recommendation of the Committee is the grant date and the closing price of Hercules Common Stock on that date is used to determine the exercise price for options. Awards may occasionally be made during the year to reflect significant increases in job responsibility or as part of a new hire package. In 2002, the Board approved a pool of 300,000 stock options or equivalent shares of restricted stock (100,000) to be granted or awarded by the Chief Executive Officer to new hires or as spot awards to managers or key contributors, other than those reviewed by the Committee. As of December 31, 2007, 278,835 shares or equivalent options remain in this pool. The Chief Executive Officer provides the Committee with a summary of any grants or awards made since the last report at least once a year. The Hercules LTICP specifically prohibits repricing of options or discounted option awards.

            In addition, the LTICP provides that awards granted under it may not be subject to transactions such as anticipation, assignment, pledging, encumbrance or charge nor may stock options be priced lower than the price on the grant date.

Special Severance Benefits

            All U.S. executive officers are employed on an "at will" basis, meaning Hercules or the executive officer may terminate employment at any time. As such, there is no contractual notice period (except as may be required by law), nor is there a requirement to pay severance except in the cases listed below.

            Following Hercules' very difficult financial period in the early 2000s the Company restructured its management teams to address the rebuilding of the Company. By this time, Hercules' financial travails were well known and recruiting was very difficult. While a number of retained key executives had Change in Control Agreements dating back to the 1990s, we nevertheless curtailed a number of benefits thereunder. For new employees joining the Company, Change in Control Agreements and Special Severance Agreements discussed herein were offered as a way to address the stability issues raised by candidates. Further, most qualified candidates already had such agreements with their current employers. Without these plans, we believe we would have been unable to attract the quality candidates that we did. We further believe it is necessary to maintain these agreements for their retentive effects.

    Change in Control Agreements

            Hercules has entered into change in control agreements with certain of its executive officers, including Messrs. Rogerson, Aanonsen, Carrington and Spizzo. Each of the change in control agreements provides (1) a similar definition of a "change in control" of Hercules; (2) up to three years of employment protection after a change in control effective date; and (3) baseline salary and bonus payments following a change in control equal to the highest payments in the 12 month period prior to the change in control. All but Mr. Carrington's change in control agreement provides for "double trigger" severance payments providing that if, following a change in control, the executive officer's employment is terminated without cause or he terminates his employment for "good reason" as defined in the agreement, he shall be entitled to change in control benefits. Mr. Carrington's agreement incorporates a single trigger, meaning the agreement becomes effective upon the occurrence of a change in control. The amount of severance equals the executive's base salary and the greater of the annual variable incentive target under the MICP or the most recent award received under the MICP, payable for a period, identified as the indemnity period, in the table below. The change in control agreements with Messrs. Aanonsen, Rogerson and Spizzo also provide that such executive officers will receive credit for additional years of service and age equal to the indemnity period under the Hercules Employee Pension Restoration Plan. The following table sets forth, for each of the named executive officers with change in control agreements, the applicable indemnity period and an indication of whether such agreements provide for crediting of service and age for the indemnity period under the Hercules Employee Pension Restoration Plan.

Executive Officer	Indemnity Period	Crediting of Service
Fred G. Aanonsen	3 years	Yes
Edward V. Carrington	2 years	No
Craig A. Rogerson	3 years	Yes
Allen A. Spizzo	3 years	Yes

            The change in control agreements also provide for continuation of welfare and fringe benefits for the applicable indemnity period, payment for outplacement services in an amount not to exceed $50,000, vesting of all unvested stock options and restricted stock, and payment of "gross up" taxes, to the extent applicable.

    Position Elimination

            Like all U.S. salaried employees, an executive officer whose position is eliminated and who is not offered other employment by Hercules may become eligible for severance benefits in accordance with the Severance Pay Plan. These benefits are provided as an income bridge during periods of no-fault unexpected unemployment, but are not available to executive officers with change in control agreements if benefits are also triggered under those agreements. Benefits are based on credited service accruing at the rate of two weeks of base salary for each year of credited service up to a maximum of 52 weeks of base salary. Additionally, impacted individuals are eligible for three months of welfare benefit plan continuation and outplacement assistance. In the event of a no-fault termination, all equity awards vest immediately and stock options may be exercised for one year.

    Termination for Other Reasons

            Normally no compensation is payable in the event of termination other than due to position elimination. However, in special situations where the termination is due to position competency changes or unusual job changes and considered to be no-fault, management may elect to provide special indemnity.

    Special Severance Benefit

            As part of Mr. Raymond's employment offer, a special severance benefit equal to the greater of the benefit accrued under the Severance Pay Plan or one year's base salary and target MICP was negotiated. This benefit would be triggered by no-fault termination or relocation from Hercules Wilmington, Delaware headquarters.

    Estimated Value of Severance Benefits Under Different Scenarios

            The "Termination Scenarios Table" following the CD&A in this Proxy Statement sets forth the compensation that would be payable to the named executive officers in certain termination scenarios. This disclosure ranges from forfeiture of equity compensation in the event of voluntary resignation or involuntary termination for cause to severance indemnities, acceleration of vesting of equity compensation and additional pension benefits in the case of a change in control. Any present value calculation is made using current FAS 87 and IRC 280G assumptions. The values shown for retirement benefits and equity reflect multiple termination scenarios and are based on individual plan provisions that provide for such payments and they are not cumulative.

IRS Limits on the Deductibility of Compensation and Other Regulatory Considerations

            Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1 million paid to executives is not deductible unless it is performance-based and satisfies the conditions of the exemption. While the Board considers all compensation paid to the Chief Executive Officer and the named executive officers to be performance-based, the Management Incentive Compensation Plan document in effect in 2007 does not contain the statutory definition of "performance-based" compensation in Section 162(m). The restated text is being submitted to shareholders for approval at the 2008 Annual Shareholders Meeting. Given that the current plan document already incorporates strong performance language, the Board approved amending the MICP and implementing procedures to qualify as performance-based compensation. Variable compensation paid to the Chief Executive Officer and other named executive officers is designed to qualify as performance-based compensation under Section 162(m) and all other applicable regulations. It is Hercules' policy to review all compensation plans and policies against tax, accounting and SEC regulations including Internal Revenue Code Section 162(m), Internal Revenue Code Section 409A and SFAS 123R. Options granted under the LTICP are believed to comply with Section 162(m).

Employment Agreements

            There are no written employment agreements with the named executive officers, other than the change in control agreements described above. Hercules may, from time to time, enter into specific arrangements with its executive officers. Among the named executive officers, Mr. Aanonsen's offer of employment letter provides reimbursement of reasonable commuting expenses to his home in Connecticut, and Mr. Raymond's offer of employment letter provides a special severance benefit.

            If the employment of any executive officer terminates for reasons other than cause or resignation, he or she may be entitled to benefits under the change in control agreements or the Severance Pay Plan mentioned above but not both. Additionally, executive officers may be entitled to other benefits, such as pension and defined contribution plan distributions, under other plans which are described herein.

Savings & Investment Plan

            The Savings & Investment Plan is a defined contribution retirement plan qualified under Section 401(k) of the Internal Revenue Code in which all U.S. employees of Hercules, including the named executive officers, are eligible to participate. Participants can save from 1% to 50% of their pay on a before-tax basis, an after-tax basis, or a combination of both subject to Internal Revenue Code ("IRC") limitations which limit highly compensated employees' savings. The Company matches fifty cents for every dollar saved up to 6% of pay. In addition, most employees whose credited service date is after 2004 and who are not eligible to participate in the Hercules Pension Plan receive a company contribution of 2% of pay, referred to as the Basic Retirement Contribution. Dependent on achieving annual business performance goals, most employees are eligible to receive a discretionary Company contribution up to 9% of pay, referred to as the Performance Retirement Contribution. This performance-based contribution can be zero, but has a target of 3%. Participants may direct their savings and the Company contribution to any of 22 available investment options, including a Hercules' common stock investment alternative.

            In addition to the qualified Savings & Investment Plan, named executive officers and certain other eligible executives can participate in the Deferred Compensation Plan described below. In addition to allowing eligible participants to defer receipt of a portion of their income, it incorporates a non-qualified savings plan feature. This allows participants to save and receive the Company matching contributions in the Deferred Compensation Plan in excess of the IRC Qualified Savings & Investment Plan limitations. Interest at the Morgan Guaranty Trust prime rate is credited to accounts on a quarterly basis. As with the Savings & Investment Plan, the Company matches fifty cents for every dollar saved up to 6% of pay but offset by the full matching contributions eligible to be made under the qualified plan.

Deferred Compensation Plan

            Hercules maintains a Deferred Compensation Plan that permits management employees who are eligible to participate in the LTICP to elect to defer receipt of base salary or MICP awards. All elections must be made in the calendar year prior to earning base salary or MICP awards to be deferred.

            Participants in Hercules' Savings and Investment Plan (401(k)) may elect to have savings or annual contributions that exceed IRC limits credited to the Deferred Compensation Plan. Elections must be made in the calendar year prior to making contributions to be deferred.

            Interest is credited to deferred compensation accounts quarterly, based on one-quarter of the current reported Morgan Guaranty Trust annual prime rate of interest.

            Participants may not accelerate, revoke or otherwise change an election under the Deferred Compensation Plan.

            The following table sets forth contributions and interest credited in 2007 and balances as of December 31, 2007 with respect to the deferred compensation accounts of the named executive officers.

2007 Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(4)

C. A. Rogerson	$131,020	$174,321	$35,468	—	$589,970

F. G. Aanonsen(5)	$27,651	$29,989	$15,158	—	$222,724

E. V. Carrington	—	$13,914	$2,797	—	$39,519

P. C. Raymond	$22,367	$16,374	$3,784	—	$70,318

A. A. Spizzo	—	$33,433	$6,222	—	$86,605

(1)
Consists of base salary, MICP and Hercules Deferred Compensation Plan—Non-Qualified Savings Plan deferrals.

(2)
Reflects Hercules matching and discretionary contributions. Registrant contributions are also included in the "All Other Compensation" column of the Summary Compensation Table.

(3)
Participants' accounts are credited quarterly with interest based on the Morgan Guaranty Trust Company prime rate of interest. These amounts are also included in the "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" column of the Summary Compensation Table.

(4)
The Performance Retirement Contribution described under "Savings & Investment Plan," which was earned in 2007 but not credited until March 2008, is not included in the "Aggregate Balance at Last FYE" column but is included in the "Registrant Contribution in Last FY" column.

(5)
In accordance with Hercules' offer of employment to Mr. Aanonsen, Hercules credited his unfunded Deferred Compensation Plan account with an amount equal to 10% of his gross annual pension payable under the Union Carbide Pension Plan for five years. June 2006 was the last date a contribution was made.

            Effective January 1, 2005, Hercules amended its defined benefit pension plan. The major change was to modify the benefit calculation base from a percentage of the highest five years covered compensation to a career average compensation formula. Additionally, those whose credited service date is later than January 1, 2005 are not eligible to participate in the career average plan. In recognition of this modification, employees whose credited service date is later than January 1, 2005 are eligible to receive a special 2% of covered compensation contribution to Hercules' 401(k) plan (or if IRC limits have been reached, to the Non-Qualified Savings Plan). Amounts contributed to them are included in "Registrant Contributions in Last FY" column in the table above. Additionally, all participants in the Hercules Pension Plan are eligible to receive a performance-based contribution ranging from 0% to 9% depending upon Hercules' performance (the same metrics as used in the MICP) and the years of credited service used for benefits calculation.

Hercules Employee Pension Restoration Plan

            Under ERISA, as it applies to defined benefit plans, and the regulations related thereto, certain limits are applicable to "highly compensated" individuals. The regulations have the effect of reducing what a highly compensated participant is eligible to accrue under the pension formula applicable to all other participants. In some cases, highly compensated employees are only eligible to accrue 30% to 40% of their pension entitlement under a tax qualified, ERISA covered plan.

            To allow highly compensated employees the opportunity to accrue benefits comparable to other employees, many companies have adopted what are called ERISA make up plans which provide a "vehicle" to accrue benefits they would be otherwise entitled to if not for the limitations.

            The Hercules Employee Pension Restoration Plan (the "EPRP") is such a plan. It is an unfunded plan, meaning no prefunding is made against its recorded liabilities. All payment and accrual provisions of the IRS qualified Pension Plan of Hercules Incorporated apply to the EPRP.

            Participants who meet the requirements of the EPRP and who anticipate retirement within five years may elect to exchange the present value of the accrued benefit under the

Employee Pension Restoration Plan, determined as of December 31, 2004, into restricted stock (as provided for under the LTICP) valued at 85% of the fair market value on the date of exchange. The same factors and assumptions are used to calculate the exchange amount as are used to calculate the lump sum benefit under the qualified plan. This is an irrevocable exchange subject to proposed regulations dealing with deferred compensation. This option is no longer available for benefit accruals after December 31, 2004. During 2007, Mr. Carrington made such an election.

Rabbi Trust

            Hercules maintains a "rabbi trust" to provide for the funding of accrued benefits under the Deferred Compensation Plan, benefits accrued under the Hercules Non-Qualified Supplemental Retirement Income Plan and other retirement benefits which are not currently funded. Under the terms of the rabbi trust, the funding is triggered by an "Unsolicited Change in Control" as defined in the trust documents. A copy of the rabbi trust was filed with the SEC as an exhibit to our 2002 Annual Report on Form 10-K/A.

Personal Benefits ("Perks")

            Our executive compensation package includes base salary paid on a monthly basis, an annual cash incentive opportunity and long term incentive compensation awards granted in equity or equity equivalents. The following perquisites are offered to certain executive officers:

"Perk"	Approximate Value	Eligibility
Pool Car/Driver (including tax gross up)	$76,000/year	CEO (occasional use for commuting only)
Reserved Parking	$2,070/year	Executive Officers

            Hercules does not maintain or lease any aircraft or personal company cars, or provide any special travel benefits, special medical benefits, enhanced benefit plans, special private club benefits or financial and/or tax planning benefits applicable to executive officers. A private dining facility is available to the CEO and his direct reports and the Board for business meetings/meals.

Stock Ownership Guidelines

            In 2003, Hercules established new stock ownership guidelines for members of the Senior Management Team, which consists of the Chief Executive Officer and those who report directly to the Chief Executive Officer. The guidelines require members of the Senior Management Team to hold Hercules stock having a value of at least five times annualized base salary (in the case of the Chief Executive Officer) and three times annualized base salary (in the case of each other member of the Senior Management Team). Executives have until the later of five years from the date the new stock ownership guidelines were established or five years from the date they became members of the Senior Management Team to comply with these new guidelines. The guidelines reinforce the practice of encouraging executives to hold Hercules stock and serve to closely link their interests with those of shareholders. All of the named executive officers hold restricted stock in excess of the amount required by the guidelines. Should an executive not be in compliance at the end of the fifth year, the Human Resources Committee will meet to discuss possible actions.

            The chart below sets forth the stock ownership targets and stock holdings of the named executive officers as of December 31, 2007, using the closing stock price on that date of $19.35.

Name	Ownership Target (Shares) @ $19.35/Share	Total Qualifying Shares(1)

C. A. Rogerson	209,302	432,944

F. G. Aanonsen	43,412	101,418

E. V. Carrington	43,412	129,608

P. C. Raymond	51,939	84,592

A. A. Spizzo	62,017	132,986

(1)
Qualifying shares include stock, restricted stock, Savings and Investment Plan shares and shares underlying stock options issued in exchange for restricted stock in 2006 and 2007. See the "2007 Grants of Plan-Based Awards" table.

SUMMARY COMPENSATION TABLE

            The following table discloses information concerning compensation awarded, paid or to be paid to the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers of Hercules for services rendered to Hercules and its subsidiaries during the past year. When setting total compensation for each of the named executive officers, the Board or Human Resources Committee follows the processes described in the CD&A.

            Annual variable compensation is included in "Non-Equity Incentive Plan Compensation." These amounts were determined by the Board at its February 21, 2008 meeting and were paid out on March 3, 2008.

            The Company has not entered into any employment agreements with any of the named executive officers other than those described in the sections titled "Change in Control Agreements" and "Employment Agreements".

2007 Summary Compensation Table

(a)	(b)	(c)		(d)	(e)		(f)		(g)		(h)		(i)		(j)
Name	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Comp ($)(2)		Change in Pension Value and Non- Qualified Deferred Compensation Earnings($)(3)		All Other Compensation ($)(4)		Total ($)

C.A. Rogerson President & CEO	2007 2006	$ $	796,668 712,508	— —	$ $	1,957,507 1,131,676	$ $	1,611,795 1,237,157	$ $	1,417,500 1,387,000	$ $	691,055 740,017	$ $	286,116 192,359	$ $	6,760,641 5,400,717

F. G. Aanonsen Vice President & Controller	2007 2006	$ $	278,842 271,678	— —	$ $	295,138 190,248		— —	$ $	210,000 182,000	$ $	106,810 123,322	$ $	55,920 53,795	$ $	946,710 821,043

E.V. Carrington Vice President, Human Resources	2007 2006	$ $	278,842 271,678	— —	$ $	284,577 153,031	$ $	40,117 81,719	$ $	182,000 182,000	$ $	23,965 99,372	$ $	35,136 27,960	$ $	844,637 815,760

P.C. Raymond President, Paper Technologies & Ventures	2007 2006	$ $	331,670 312,500	— —	$ $	263,117 214,726	$ $	61,049 124,359	$ $	321,200 227,500	$ $	39,630 26,335	$ $	32,854 40,674	$ $	1,049,520 946,094

A.A. Spizzo Chief Financial Officer	2007 2006	$ $	391,674 345,838	— —	$ $	367,927 386,178		— —	$ $	456,000 400,000	$ $	268,212 226,005	$ $	60,725 44,148	$ $	1,544,538 1,402,169

(1)
The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the Long Term Incentive Compensation Plan and thus may include amounts for awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company's audited financial statements for the fiscal year ended December 31, 2007, included in the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2008.

(2)
The amounts in column (g) reflect the cash awards to the named executive officers under the Management Incentive Compensation Plan, which is discussed in further detail under "How Management Incentive Compensation Plan Awards are Determined" in the CD&A.

(3)
The amounts in column (h) reflect the actuarial increase in the present value of benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements and includes unvested amounts. The amounts in column (h) also include interest credited quarterly based on the Morgan Guaranty Trust prime rate of interest. The interest earnings are also disclosed in the Deferred Compensation Plan Table. The decrease in the change in pension value for Mr. Carrington reflects his election to exchange the present value of his accrued benefit under the EPRP, determined as of December 31, 2004, into restricted stock (as provided for under the LTICP).

(4)
For 2007, the amounts in column (i) include the following compensation:

All Other Compensation — 2007

	Hercules Savings & Investment Plan — Employer Contributions	Hercules Deferred Compensation Plan Nonqualified Savings — Employer Contributions	Chauffeur/ Car	Tax Gross- Up	Dividends	Parking	Commuting

C.A. Rogerson	$20,025	$174,321	$42,839	$32,848	$14,013	$2,070	—

F.G. Aanonsen	$11,025	$29,989	—	—	$3,562	$2,070	$9,274

E.V. Carrington	$13,275	$13,914	—	—	$5,877	$2,070	—

P.C. Raymond	$11,025	$16,374	—	—	$3,385	$2,070	—

A.A. Spizzo	$20,025	$33,433	—	—	$5,197	$2,070	—

GRANT OF PLAN-BASED AWARDS

            The following table contains information concerning individual grants during the last completed fiscal year to the named executive officers.

            The 2007 Long Term Incentive Compensation Plan ("LTICP") awards were granted in the form of restricted stock with an option to receive up to 50% of the value of the award in stock options at fair market value on the date the Board approved the awards. The exchange rate was three and one half (3.5) stock options for every one (1) restricted stock share. In early 2007, the Company requested a valuation of this exchange rate. The valuation assumed a 1.2% dividend yield. The current FAS 123(R) assumptions used for the Summary Compensation and Grants of Plan-Based Award Tables do not include a dividend yield since dividends were not reinstated until October 2007. In 2008, the FAS 123(R) calculation will include a dividend assumption. Based on the Business Plan for 2007, it was determined the actual exchange equivalency was 3.7. This result was rounded down to the established exchange rate of 3.5 for 2007. The Company felt that such an option would result in a closer tie to shareholders' interests and the risks/rewards of stock ownership. None of the named executive officers elected this exchange.

            Restricted stock vests on the third anniversary of the award if Hercules' share price improvement rate exceeds the S&P Chemical Index share price improvement rate since the award date or on the next subsequent anniversary date on which such goal is met, provided, however, that restricted stock which has not previously vested will vest on the seventh anniversary of the award. Upon vesting, these awards will be paid out as stock and will be valued using the closing stock price on the vesting date.

            Options vest 40% one year after the grant date; 40% two years after the grant date; and 20% three years after the grant date. The option period is ten (10) years or such shorter period as may be required by the terms of the LTICP.

2007 Grants of Plan-Based Awards

(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Est. Future Payouts Under Non- Equity Incentive Plan Awards(1)					Est. Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Thres- Hold ($)	Target ($)		Maximum ($)		Thres- Hold (#)	Target (#)	Maxi- Mum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(2)

C.A.Rogerson	2/21/2007	— 0	$	— 810,000	$	— 1,620,000	— —	— —	— —	54,657 —	191,303 —	$21.04 —	$2,730,146 —

F.G.Aanonsen	2/21/2007	— 0	$	— 140,000	$	— 280,000	— —	— —	— —	11,478 —	— —	— —	$241,497 —

E.V.Carrington	2/21/2007	— 0	$	— 140,000	$	— 280,000	— —	— —	— —	11,478 —	— —	— —	$241,497 —

P.C.Raymond	2/21/2007	— 0	$	— 200,750	$	— 401,500	— —	— —	— —	17,347 —	— —	— —	$364,981 —

A.A.Spizzo	2/21/2007	— 0	$	— 240,000	$	— 480,000	— —	— —	— —	20,912 —	— —	— —	$439,988 —

(1)
The amounts shown in columns (c), (d) and (e) reflect the minimum, target and maximum payment level under the Company's Management Incentive Compensation Plan (MICP). Payouts range from 0% to 200% of Target, and actual payouts are reflected in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation."

(2)
The grant date fair value of restricted stock awards is based on closing stock price of $21.04 per share on the grant date (February 21, 2007). The grant date fair value of stock options is based on FAS123(R) value of $8.26 per share on the date of grant (February 21, 2007).

2007 Outstanding Equity Awards at Fiscal Year-End

            The following table provides information on the current holdings of stock options and stock awards by the named executive officers which includes unexercised and unvested stock options and unvested restricted stock as of December 31, 2007.

	Option Awards						Stock Awards

(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised / Unearned Options (#)(3)	Option Exercise Price ($)		Option Exp. Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

C.A. Rogerson	45,500 35,500 50,000 157,784 112,930	— — — 39,445 169,394 191,303	— — — — —	$ $ $ $ $ $	17.1875 11.2800 11.9100 14.4500 12.2200 21.0400	05/17/2010 08/23/2011 05/09/2012 02/18/2015 02/16/2016 02/21/2017	280,258	$5,422,992	—	—

F.G. Aanonsen	35,500 50,000	— —	— —	$ $	11.2800 11.9100	08/23/2011 05/09/2012	71,247	$1,378,629	—	—

E.V.Carrington	—	16,938	—		$12.2200	02/16/2016	117,532	$2,274,244	—	—

P.C. Raymond	17,184	25,776	—		$12.2200	02/16/2016	67,697	$1,309,937	—	—

A.A. Spizzo	4,500 3,000 — 4,275 13,475 30,000 20,000	— — — — — — —	— — 1,500 — — — —	$ $ $ $ $ $ $	47.8125 25.5625 37.5625 17.2500 15.3125 11.9100 11.6000	05/05/2008 09/01/2008 05/04/2009 02/18/2010 04/05/2010 05/09/2012 06/28/2012	103,940	$2,011,239	—	—

(1)
All options in column (b) are vested.

(2)
Vesting dates are as follows:

C. A. Rogerson: 39,445 options vested February 18, 2008; 112,930 options vested February 19, 2008; 76,521 options vested February 21, 2008; 56,464 options will vest February 16, 2009; 76,521 options will vest February 23, 2009; and 38,261 options will vest February 22, 2010.

E. V. Carrington: 11,292 options vested February 19, 2008; and 5,646 options will vest February 16, 2009.

P. C. Raymond: 17,184 options vested February 19, 2008; and 8,592 options will vest February 16, 2009.

(3)
Awards in column (d) are performance accelerated stock options. Vesting can be accelerated if performance targets are met. If targets are not met, the awards vest in 9.5 years. Vesting dates are as follows:

A. A. Spizzo: 1,500 options will vest on November 4, 2008.

(4)
Vesting dates are as follows:

C. A. Rogerson: 6,956 shares vested February 21, 2008; 20,794 shares will vest February 24, 2009; 38,000 shares will vest April 24, 2008; 65,743 shares will vest as early as February 19, 2008 or as late as February 20, 2012; 94,108 shares will vest as early as February 17, 2009 or as late as February 19, 2013; and 54,657 will vest as early as February 22, 2010 or as late as February 21, 2014.

F. G. Aanonsen: 26,000 will vest on April 24, 2008; 14,948 will vest as early as February 19, 2008 or as late as February 20, 2012; 18,821 will vest as early as February 17, 2009 or as late as February 19, 2013; 11,478 will vest as early as February 22, 2010 or as late as February 21, 2014.

E. V. Carrington: 22,000 shares will vest April 24, 2008; 14,883 shares will vest February 24, 2009; 14,948 shares will vest as early as February 19, 2008 or as late as February 20, 2012; 9,411 shares will vest as early as February 17, 2009 or as late as February 19, 2013; 11,478 will vest as early as February 22, 2010 or as late as February 21, 2014; 4,555 shares will vest February 21, 2011; and 40,257 will vest at retirement.

P. C. Raymond: 5,000 shares vested on January 31, 2008; 23,529 shares will vest as early as February 19, 2008 or as late as February 20, 2012; 14,321 shares will vest as early as February 17, 2009 or as late as February 19, 2013; 17,347 will vest as early as February 22, 2010 or as late as February 21, 2014 and 7,500 shares will vest April 18, 2011.

A. A. Spizzo: 26,000 shares will vest April 24, 2008; 25,605 shares will vest as early as February 19, 2008 or as late as February 20, 2012; and 31,423 shares will vest as early as February 17, 2009 or as late as February 19, 2013 and 20,912 will vest as early as February 22, 2010 or as late as February 21, 2014.

(5)
Market value determined by multiplying the aggregate number of shares of restricted stock by the December 31, 2007 closing market price, or $19.35.

(6)
Mr. Rogerson's total includes shares purchased using Above-Target MICP Awards. Amount exchanged by Mr. Rogerson for restricted shares was $216,943. Mr. Carrington's total includes shares purchased using Above-Target MICP Awards and exchanges under the Long Term Incentive Compensation Plan (LTICP). Amounts exchanged by Mr. Carrington for restricted shares was $842,893.

2007 Option Exercises and Stock Vested

            The following table discloses information regarding stock option exercises and vesting of stock, including restricted stock and restricted stock units, during 2007 for each of the named executive officers.

	Option Awards		Stock Awards

	(b)	(c)	(d)		(e)
(a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Name

C.A. Rogerson	—	—	252,100	(3)	$5,241,159

F. G. Aanonsen	—	—	22,023	(4)	$457,858

E. V. Carrington	11,292	$94,004	18,635	(5)	$387,422

P. C. Raymond	—	—	5,000		$98,050

A. A. Spizzo	—	—	35,000	(6)	$715,711

(1)
Value realized is equal to the difference between the option exercise price and the market value of Hercules common stock on the date of exercise multiplied by the number of options exercised.

(2)
Value realized is equal to the number of vesting shares multiplied by the closing stock price on the vest date, without netting any shares surrendered to cover tax withholding.

(3)
104,602 shares were withheld from acquired shares to cover taxes.

(4)
7,411 shares were withheld from acquired shares to cover taxes.

(5)
6,271 shares were withheld from acquired shares to cover taxes.

(6)
11,778 shares were withheld from acquired shares to cover taxes.

PENSION BENEFITS

Internal Revenue Code (IRC) Qualified Pension Plan of Hercules Incorporated

            Hercules sponsors the Pension Plan of Hercules Incorporated, an Internal Revenue Service ("IRS") qualified defined benefit pension plan providing retirement benefits to eligible U.S.- based employees of the Company (the "Qualified Plan"). The Qualified Plan pays benefits at retirement to participants who terminate or retire from the Company after meeting the eligibility requirements for a benefit. The retirement benefit is based on a percentage of a participant's Final Average Earnings (as described below). Generally, employees whose credited service date is later than January 1, 2005 are not eligible to participate in this Plan. A description of the Basic Retirement Contribution feature of the Savings and Investment Plan, which replaces this Plan for new hires, is included under "Savings & Investment Plan."

            Under the Qualified Plan, a typical participant's annual benefit accrual is calculated as 1.2% of Final Average Earnings up to the Social Security integration point plus 1.6% of Final Average Earnings in excess of such integration point. Final Average Earnings for the Qualified Plan are defined as the average monthly earnings for the highest five consecutive years during the last ten years of service, limited as required by the Tax Reform Act of 1986. Effective January 1, 2005, the averaging period of five years extends one additional month for each month that the individual is employed beyond January 1, 2005. Earnings include overtime, holidays, vacations, commissions, MICP bonuses and non-occupational and temporary occupational disability benefits. Because this is an IRS qualified plan, the Qualified Plan compensation is restricted by the compensation limit imposed by the Internal Revenue Code. In 2007, this compensation limit was $225,000. The Social Security integration point for the Qualified Plan is defined as one-half of the annual Social Security taxable wage base in effect for the calendar year immediately prior to the effective date of retirement or termination. For effective dates during calendar year 2007, this integration point is $48,750.

            The annual retirement benefit payable from this plan is provided by the formula above, based on Final Average Earnings determined as of the date of retirement, and multiplied by years and months of Credited Service at retirement. This amount is available at the earlier of the plan's normal retirement age of 65 or age 60 with 10 years of service. If a participant has attained age 55 with 10 years of service, a reduced early retirement benefit is available. The annual retirement benefit is reduced by a factor equal to 150% divided by service, with a maximum annual reduction of 5%, for each year of payment prior to age 60 to reflect the earlier payments.

Hercules Employee Pension Restoration Plan

            Hercules also maintains a nonqualified pension plan, the Hercules Employee Pension Restoration Plan (the "Nonqualified Plan"). The Nonqualified Plan is intended to help attract and retain the executive workforce by providing benefits calculated in the same manner as the IRS Qualified Plan but in excess of the limits imposed by the IRC.

            The Nonqualified Plan is designed to restore retirement benefits that cannot be paid by the Qualified Plan solely due to IRC limits. The benefit provided under the Nonqualified Plan will effectively equal the difference between the benefit that would have been earned under the Qualified Plan without regard to any pay or benefit limits imposed by the IRC and the actual benefit payable from the Qualified Plan (reflecting the limits).

            All participants in the Qualified Plan are potentially eligible for the Nonqualified Plan, provided their Qualified Plan benefits are limited by the IRC limits. A participant's annual benefit accrual is determined in the same manner as under the Qualified Plan, without regard to any pay or benefit limits, offset by the Qualified Plan annual benefit. The Nonqualified Plan uses the same plan definitions as the Qualified Plan but is not restricted by the compensation limit imposed by the IRC.

Present Value of Accumulated Benefits As of December 31, 2007

            The annual retirement benefit payable in the table below is calculated according to the methodology above, based on Final Average Earnings determined as of the date of the retirement, and multiplied by years and months of Credited Service at retirement. This amount is available at the earlier of the plan's normal retirement age of 65 or age 60 with 10 years of service. If a participant has attained age 55 with at least 10 years of service, an early retirement benefit is available. The annual retirement benefit is reduced by a factor equal to 150% divided by service, with a maximum annual reduction of 5%, for each year of payment prior to age 60 to reflect the earlier payments.

Name	Plan	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year	Change in Pension Value During 2007

C. A. Rogerson(2)	Nonqualified	25.5	$2,520,222	0	$593,847
	Qualified	25.5	593,608	0	61,740
	Total		3,113,830	0	655,587

F. G. Aanonsen(3)	Nonqualified	6.5	$420,541	0	$60,746
	Qualified	6.5	164,495	0	30,906
	Total		585,036	0	91,652

E. V. Carrington(4)	Nonqualified	38.3	$0	0	$0
	Qualified	34.3	696,174	0	21,168
	Total		696,174	0	21,168

P. C. Raymond(5)	Nonqualified	2.9	$78,470	0	$35,846
	Qualified	2.9	0	0	0
	Total		78,470	0	35,846

A. A. Spizzo(6)	Nonqualified	28.7	$942,088	0	$204,647
	Qualified	26.4	556,791	0	57,343
	Total		1,498,879	0	261,990

(1)
Benefits were valued as a 51% lump sum and 49% single life annuity using the assumptions described in the table below at the earliest age at which the executive is eligible for an unreduced benefit under the plan based on his current accrued service. This value may differ from the Termination Scenario Table which assumes a December 31, 2007 termination. These calculations reflect only offsets from other Company-sponsored plans but no other offsets provided for under the Plan. In addition, the estimated impact of the Additional Value Award ("AVA") is included in the lump sum calculations. The AVA is applicable to most active employees who are eligible for and elect a lump sum benefit under the plan and who were hired before December 31, 2001. The AVA resulted from the settlement of a lawsuit in 2007.

(2)
Mr. Rogerson's increase in pension value is attributable to his increased compensation used to calculate his pension benefit, his additional year of service and age, and the reflection of the Additional Value Award in his lump sum calculation.

(3)
Mr. Aanonsen joined Hercules in July 2001 and as an inducement for him to join the company, Hercules granted him 25 years of service for vesting and eligibility purposes but not for benefit calculation. Mr. Aanonsen's increase in present value is driven by his additional year of service and his increase in earnings.

(4)
Mr. Carrington's nonqualified pension benefit reflects 4 years service granted in 1997 under the Hercules Pension Plan attributable to service earned with an acquired company. Mr. Carrington's present value has been adjusted for prior annuity and lump sum pension benefits he received. In addition, his nonqualified benefit reflects his election, effective February 2007, to convert the present value as of December 31, 2004 of his nonqualified benefit to restricted stock under the Company's Deferred Compensation Plan. As a result of the adjustment for conversion to restricted stock, his actual 2007 change in pension value during 2007 for nonqualified, qualified, and total amounts are ($1,631,790), $21,168, and ($1,610,622), respectively.

(5)
Mr. Raymond joined Hercules in January 2005 and, as an inducement for him to leave his previous employer, Hercules granted him 4 years of service for vesting and eligibility purposes but not for benefit calculation. Because of this special service recognition, he is a participant in the Nonqualified Plan effective on his hire date. In addition, Mr. Raymond's increase in present value is driven by his additional year of service and his increase in earnings.

(6)
Mr. Spizzo's nonqualified pension plan benefit is calculated as though he had continued employment from May 22, 1979. Mr. Spizzo left Hercules in April 1995 and returned in August 1997. As an inducement for Mr. Spizzo to return, Hercules credited him for the 2 years and 3 months during which he was employed by another employer. Benefit service for qualified plan purposes is based on his adjusted service date of August 1, 1981. In addition, Mr. Spizzo's increase in present value is primarily attributable to his increased final average earnings, additional year of service and the reflection of the Additional Value Award in his lump sum calculation.

            The amounts provided in the Present Value of Accumulated Benefits Table are the actuarial present values of the benefits earned as of December 31, 2007. An actuarial present value is calculated by estimating the expected future payments starting at the assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments to the participant's current age to reflect the time value of money.

            The actuarial present value reflects the estimated amount that, if invested today in a fund that earns the assumed discount rate, would be sufficient on average to provide the estimated future payments for the participant's lifetime based on the current accumulated benefit. For each plan, the assumed retirement age for each executive is the earliest age at which the executive could retire without any reduction for early commencement based on current accrued service in the eligibility criteria. The actual benefit present values will vary from these estimates depending on several factors, including the executive's actual retirement age.

            The present value of accumulated benefits as of December 31, 2007 and the change in pension value during 2007 shown in the table above use the following limits and assumption:

Definition	December 31, 2007	December 31, 2006

Discount Rate — Lump Sum	4.52%	4.69%

Discount Rate — Annuity	6.16%	5.90%

IRC Section 401(a)(17) pay limitation	$225,000	$220,000

IRC Section 415 benefit limitation	$180,000	$175,000

Retirement Age	Later of current age or age at which participant is first eligible for an unreduced benefit	Later of current age or age at which participant is first eligible for an unreduced benefit

Termination and disability rates	None	None

Pre-Retirement Mortality	None	None

Post-Retirement Mortality (Annuities)	RP-2000 (projected to 2015 with phased-out improvements, no collar adjustments)	RP-2000 (projected to 2015 with phased-out improvements, no collar adjustments)

Post-Retirement Mortality (Minimum Lump Sums)	GAR 1994 Unisex	GAR 1994 Unisex

Form of Pension Payment	If eligible, 51% Lump Sum (based on the benefit accrued through December 31, 2004); 49% Single Life Annuity; otherwise, 100% Single Life Annuity	If eligible, 51% Lump Sum (based on the benefit accrued through December 31, 2004); 49% Single Life Annuity; otherwise, 100% Single Life Annuity

Potential Post Employment Payments

            Hercules executives are entitled to receive certain payments upon termination of their employment. The following table summarizes these payments under different termination scenarios and reflects the estimated value of those payments had the termination occurred effective December 31, 2007.

            The plans and agreements under which the payments summarized in the following table would be made are described above.

Termination Scenarios Table
(Assumes December 31, 2007 Termination Events)

		Voluntary		Involuntary
	Type of Compensation					Change in Control(10)
Executive		Resign	Retire(1)(9)	Cause	w/o Cause

C. A. Rogerson

	Bonus at Separation(2)	$0	$1,539,000	$0	$1,539,000	$1,539,000

	Cash Severance	0	0	0	792,255	7,047,000

	Equity — Regular(3)(4)(5)	0	6,824,052	0	6,824,052	6,824,052

	Equity — CiC Addition	0	0	0	0	0

	Retirement — Regular(6)	4,222,029	4,222,029	1,384,029	4,222,029	4,222,029

	Retirement — CiC Addition	0	0	0	0	2,817,000

	Deferred Compensation(7)	589,970	589,970	589,970	589,970	589,970

	Other Benefits	0	0	0	9,000	203,000

	Excise Tax Gross Up(8)	0	0	0	0	4,887,188

	Total	$4,811,999	$13,175,051	$1,973,999	$13,976,306	$28,129,239

F. G. Aanonsen

	Bonus at Separation(2)	$0	$210,000	$0	$210,000	$210,000

	Cash Severance	0	0	0	280,008	1,470,024

	Equity — Regular(3)(4)(5)	0	1,378,629	0	1,378,629	1,378,629

	Equity — CiC Addition	0	0	0	0	0

	Retirement — Regular(6)	788,504	788,504	320,504	788,504	788,504

	Retirement — CiC Addition	0	0	0	0	0

	Deferred Compensation(7)	222,704	222,704	222,704	222,704	222,704

	Other Benefits	0	0	0	8,700	76,700

	Excise Tax Gross Up(8)	0	0	0	0	657,733

	Total	$1,011,208	$2,599,837	$543,208	$2,888,545	$4,804,294

E. V. Carrington

	Bonus at Separation(2)	$0	$182,000	$0	$182,000	$182,000

	Cash Severance	0	0	0	280,008	924,016

	Equity — Regular(3)(4)(5)	0	2,395,012	0	2,395,012	2,395,012

	Equity — CiC Addition	0	0	0	0	0

	Retirement — Regular(6)	794,111	794,111	752,111	794,111	794,111

	Retirement — CiC Addition	0	0	0	0	0

	Deferred Compensation(7)	39,519	39,519	39,519	39,519	39,519

	Other Benefits	0	0	0	8,700	67,800

	Excise Tax Gross Up(8)	0	0	0	0	0

	Total	$833,630	$3,410,642	$791,630	$3,699,350	$4,402,458

P. C. Raymond

	Bonus at Separation(2)	$0	$321,200	$0	$321,200	$321,200

	Cash Severance	0	0	0	535,754	535,754

	Equity — Regular(3)(4)(5)	0	1,493,720	0	876,818	876,818

	Equity — CiC Addition	0	0	0	0	616,902

	Retirement — Regular(6)	132,318	132,318	59,318	132,318	132,318

	Retirement — CiC Addition	0	0	0	0	0

	Deferred Compensation(7)	70,318	70,318	70,318	70,318	70,318

	Other Benefits	0	0	0	8,700	8,700

	Excise Tax Gross Up(8)	0	0	0	0	0

	Total	$202,636	$2,017,556	$129,636	$1,945,108	$2,562,010

A. A. Spizzo

	Bonus at Separation(2)	$0	$456,000	$0	$456,000	$456,000

	Cash Severance	0	0	0	400,008	2,568,024

	Equity — Regular(3)(4)(5)	0	2,011,239	0	2,011,239	2,011,239

	Equity — CiC Addition	0	0	0	0	0

	Retirement — Regular(6)	1,961,763	1,961,763	847,763	1,961,763	1,961,763

	Retirement — CiC Addition	0	0	0	0	1,097,000

	Deferred Compensation(7)	86,605	86,605	86,605	86,605	86,605

	Other Benefits	0	0	0	8,700	76,700

	Excise Tax Gross Up(8)	0	0	0	0	1,936,350

	Total	$2,048,368	$4,515,607	$934,368	$4,924,315	$10,193,681

(1)
Compensation in the event of death or disability would be similar.

(2)
"Bonus at Separation" is the 2007 MICP actual amount and assumes a full year of employment. MICP is always subject to Board approval.

(3)
Equity values assume $19.35/share.

(4)
Stock option value assumes immediate exercise at $19.35/share at termination.

(5)
Restricted stock is full value if executive is retirement eligible; otherwise it is prorated.

(6)
"Retirement" data includes present value of benefits accrued to December 31, 2007, under the qualified and nonqualified defined benefit pension plan but 100% lump sum is available only for Change in Control increment.

(7)
Deferred Compensation and 401(k) balances (401(k) included in "Retirement") on December 31, 2007.

(8)
Excise Tax Gross-up calculation as of December 31, 2007.

(9)
"Retire" scenario illustrative only for Mr. Raymond who is not yet retirement eligible.

(10)
Double trigger Change in Control except for Mr. Carrington who has a single trigger (i.e., event only).

DIRECTOR COMPENSATION

Compensation of Employee Directors

            Employee directors receive no additional compensation other than their normal employee compensation for serving as a director. Hercules currently has only one employee director.

Objective of Non-Employee Director Compensation

            The objective of our Non-Employee Director Compensation Plan is to provide attractive and equitable compensation for non-employee directors which will enhance recruitment and retention of qualified individuals who are much in demand and whose time and intellectual commitment to serve as a director has significantly increased in the past few years.

Compensation of Non-Employee Directors

            For 2007, non-employee directors received a $50,000 annual cash retainer, $1,200 for each meeting attended, $5,000 per year for chairing a Board Committee ($10,000 for chairing the Audit Committee or $7,500 for chairing the Human Resources Committee), reimbursement for out-of-pocket expenses and equity compensation grants (long term incentives) valued at $59,000. In light of the personal commitment required of the Non-Executive Chairman of the Board, the Board approved additional annual compensation for Mr. Wulff of $75,000 for as long as he remains Chairman, payable in cash or in equivalent restricted stock units. Mr. Wulff has the discretion to elect his form of payment and such election must be made in the year prior to the year the compensation is earned.

Elements of Non-Employee Director Compensation Plans

            Effective January 1, 2008, Hercules changed its pay structure for non-employee directors to a flat retainer fee which replaces meeting fees, the above mentioned equity award and the retirement restricted stock units. We did this to simplify the compensation structure and in light of media publicity about the views of shareholder advocacy groups on corporate governance matters. The new structure improves transparency and aids in recruitment.

            Non-Employee Director Stock Accumulation Plan.    Each year in the fourth quarter, under Hercules' Non-Employee Director Stock Accumulation Plan (the "NEDSAP"), each non-employee director may elect to exchange (and defer) projected cash retainers and fees payable in the subsequent year for a grant of restricted (to retirement) shares of Hercules common stock valued at 85% of fair market value determined at the market close on the third business day following the release of Hercules' annual results. Alternatively, a non-employee director may elect to defer such amounts to a cash account under which interest is credited quarterly at the Morgan Guaranty Trust prime rate. This Plan contains a provision that accelerates vesting of any unvested restricted stock shares in the event of a Change in Control.

            Hercules Incorporated Omnibus Equity Compensation Plan for Non-Employee Directors.    Prior to 2008, each director received stock option and restricted stock unit awards under the Hercules Incorporated Omnibus Equity Incentive Plan for Non-Employee Directors (the "Omnibus Plan") with a combined aggregate value of $59,000 on the date of grant or award. Beginning in 2008, each director will receive a grant of a number of restricted stock units that is equal to $100,000 based on the fair market value on the date of award. The restricted stock units are placed in an unfunded account and accrue dividend equivalents, to the extent any dividends are paid on Hercules' common stock. Each restricted stock unit represents the right to receive one share of Hercules common stock at retirement or the equivalent in cash. Restricted stock units do not carry any voting rights. These restricted stock units are valued and awarded on the third business day following the announcement of Hercules' third quarter earnings.

            Equity Award.    Prior to January 1, 2008, on or following initial election to the Board, each director had a one-time opportunity to purchase 750 shares of Hercules' common stock at fair market value during a window period beginning on the third business day after the release of Hercules' earnings for the quarter following the quarter in which the director is elected. If a director purchased these shares, Hercules awarded the director an additional 1,500 shares of Hercules' common stock that cannot be transferred until retirement or resignation from the Board. Effective January 1, 2008, the Equity Award program was discontinued.

            Retirement Restricted Stock Units.    Prior to January 1, 2008, upon initial election to the Board, each director received a one-time grant of 1,100 restricted stock units. The restricted stock units are placed in an unfunded account and accrue dividend equivalents, to the extent any dividends are paid on Hercules' common stock. Each restricted stock unit represents the right to receive one share of Hercules' common stock at retirement. Restricted stock units do not carry any voting rights. Of the 1,100 restricted stock units, 200 vest immediately and 100 additional restricted stock units vest for every year served on the Board. Upon retirement from the Board, all vested restricted stock units are paid in Hercules common shares distributed in a lump sum or distributed over a period not to exceed ten years, at the option of the director, subject to applicable regulations covering deferred compensation plans. Effective January 1, 2008, the Retirement Restricted Stock Unit program described above was discontinued.

            Trust Arrangements.    Hercules has a "rabbi trust" to provide for the funding of accrued benefits under NEDSAP and other plans that are currently not funded. Under the terms of the rabbi trust, the funding is triggered by an "Unsolicited Change in Control Event" as defined in the trust documents. A copy of the rabbi trust was filed with the SEC as an exhibit to our 2002 Annual Report on Form 10-K/A.

How We Determine Non-Employee Director Compensation

            Each year, Towers Perrin, an internationally recognized compensation consultant, is commissioned by the Board to undertake a survey and study of non-employee director compensation including retainer fees, meeting fees, chair fees and other forms of compensation paid by a group of chemical companies with average revenues of less than

$5 billion (the "Peer Companies"). All companies included in the peer groups except two are listed under "Survey Sources" under "Executive Compensation". The most recent study was concluded in October 2007.

            Each component of director compensation (i.e., retainers, meeting fees, chair fees, special committee fees and annualized expected value of stock-based compensation) is benchmarked separately and then the total compensation is benchmarked.

            The October 2007 study showed that Hercules' total cash compensation (retainers plus cash meeting fees) for outside directors was 8.1% above the median for the Peer Companies. Stock-based compensation was determined to be 13.5% below the Peer Companies. Total direct compensation (cash plus stock-based compensation) was slightly below the median.

            As a result of this study and in accordance with Hercules' policy of paying non-employee directors at the median of the Peer Companies, the Board approved restructuring non-employee director compensation to a flat fee retainer with no meeting fees for regularly scheduled meetings. Under this flat fee retainer structure, the following changes were approved effective January 1, 2008: 1) Cash retainer of $50,000 per year; 2) Equity grant value of $100,000 per year, payable in restricted stock units in 2008 and thereafter; and 3) Excess Committee fee of $1,500 per meeting where such meetings for any one committee exceeds six in a calendar year. The Audit Committee chair fee increased to $15,000 per year, the chair fee for the Human Resources Committee remained at $7,500, and the other Committee chair fees increased to $7,500 per year. This change in compensation for our non-employee directors reflects a move toward annual retainers and away from per-meeting fees by the Peer Companies. New non-employee directors, who join the Board after January 1, 2008, will no longer be eligible for the Equity Award following initial election or the Retirement Restricted Stock Units awards. These awards are described under "Elements of Non-Employee Director Compensation" below.

            The following table sets forth information regarding the compensation of non-employee directors in 2007.

2007 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(6)	Option Awards ($)(3)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation ($)(5)	Total ($)

Anna C. Catalano	$69,200	$19,844	$21,545	$405	$113	$111,106

Thomas P. Gerrity	$65,600	$31,765	$21,545	$760	$210	$119,879

John C. Hunter III	$93,400	$31,551	$21,545	$802	$455	$147,753

Burton M. Joyce	$96,000	$19,844	$21,545	$1,131	$711	$139,231

Robert D. Kennedy	$92,200	$31,760	$21,545	$850	$339	$146,694

Jeffrey M. Lipton	$82,700	$31,760	$21,545	$3,330	$1,584	$140,919

John K. Wulff	$149,000	$56,764	$21,545	$4,208	$887	$232,404

Joe B. Wyatt	$79,000	$31,454	$21,545	$853	$855	$133,707

(1)
Pursuant to the Non-Employee Director Stock Accumulation Plan, Messrs. Joyce and Lipton exchanged 100% of their fees for stock. Messrs. Gerrity, Hunter, Kennedy and Wyatt exchanged 50% of their fees for stock. In each case, the number of shares of stock was determined using 85% of the fair market value on the date of exchange.

(2)
Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company's audited financial statements for the fiscal year ended December 31, 2007, included in the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2008. The following lists the grant date fair value of each stock award computed in accordance with FAS 123(R):

	Grant Date	Value			Grant Date	Value
A. C. Catalano	6/16/2005 11/7/2005 10/26/2006 10/29/2007	$ $ $ $	15,939 47,835 37,900 37,441	R. D. Kennedy	8/23/2001 12/13/2002 11/4/2003 11/12/2004 11/7/2005 10/26/2006 10/29/2007	$ $ $ $ $ $ $	12,408 8,900 32,328 28,856 47,835 37,900 37,441
T. P. Gerrity	9/30/2003 11/4/2003 11/12/2004 11/7/2005 10/26/2006 10/29/2007	$ $ $ $ $ $	12,463 32,328 28,856 47,835 37,900 37,441	J. M. Lipton	8/23/2001 12/13/2002 11/4/2003 11/12/2004 11/7/2005 10/26/2006 10/29/2007	$ $ $ $ $ $ $	12,408 8,900 32,328 28,856 47,835 37,900 37,441
J. C. Hunter, III	1/2/2003 11/4/2003 11/12/2004 11/7/2005 10/26/2006 10/29/2007	$ $ $ $ $ $	10,109 32,328 28,856 47,835 37,900 37,441	J. K. Wulff	9/30/2003 11/4/2003 11/12/2004 3/28/2005 11/7/2005 2/7/2006 10/26/2006 10/29/2007	$ $ $ $ $ $ $ $	12,463 32,328 28,856 50,000 47,835 50,000 37,900 37,441
B. M. Joyce	6/16/2005 11/7/2005 10/26/2006 10/29/2007	$ $ $ $	15,939 47,835 37,900 37,441	J. B. Wyatt	10/29/2001 12/13/2002 11/4/2003 11/12/2004 11/7/2005 10/26/2006 10/29/2007	$ $ $ $ $ $ $	9,042 8,900 32,328 28,856 47,835 37,900 37,441

(3)
Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) with respect to the annual grant of 3,000 stock options under the Omnibus Plan. The FAS 123(R) grant date fair value for each of these awards was $21,545. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company's audited financial statements for the fiscal year ended December 31, 2007, included in the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2008.

(4)
Hercules does not maintain any defined benefit pension plans for current directors. Amount includes interest credited quarterly to Non-Employee Directors cash accounts based on the Morgan Guaranty Trust prime rate of interest, dividend equivalents on Restricted Stock Units credited quarterly and fractional share value from equity grants.

(5)
Amounts reflect the dividend equivalents paid on Restricted Stock holdings.

(6)
The following table below lists the aggregate number of outstanding stock awards and options held by each director as of December 31, 2007.

	Aggregate Restricted Stock Unit Awards at Year-End	Aggregate Stock Option Awards at Year End

Anna C. Catalano	11,824	9,000

Thomas P. Gerrity	20,541	15,000

John C. Hunter, III	26,194	15,000

Burton M. Joyce	23,800	9,000

Robert D. Kennedy	24,854	21,000

Jeffrey M. Lipton	49,742	21,000

John K. Wulff	46,180	15,000

Joe B. Wyatt	35,163	21,000

Stock Ownership Guidelines — Non-Employee Directors

            Our stock ownership guidelines require non-employee directors to hold Hercules stock having a value of at least five times the annual cash retainer. Non-employee directors have five years to comply with these guidelines after being elected to the Board and/or after any change in Board compensation. Should a non-employee director not be in compliance at the end of the fifth year, the Board will meet to discuss possible actions. Based on the annual cash retainer of $50,000 and the closing stock price on December 31, 2007 of $19.35, the targeted number of shares as of that date was 12,920 (32,300 for Mr. Wulff). The table below sets forth the stock holdings of our non-employee directors as of December 31, 2007.

Total Qualifying Shares(1)

Anna C. Catalano(2)	11,824

Thomas P. Gerrity	20,541

John C. Hunter, III	28,194

Burton M. Joyce	24,800

Robert D. Kennedy	58,354

Jeffrey M. Lipton	59,742

John K. Wulff	71,180

Joe B. Wyatt	35,163

(1)
Qualifying shares include stock, restricted stock and restricted stock units.

(2)
Ms. Catalano has until June 2010 to comply with these guidelines.

BENEFICIAL OWNERSHIP OF COMMON STOCK

            The following table sets forth information, as of March 3, 2008 (unless otherwise noted), with respect to the beneficial ownership of our common stock by:

  •
  beneficial owners of more than five percent of Hercules common stock;
  •
  each Hercules director and nominee for director;
  •
  each of the executive officers named in the 2007 Summary Compensation Table set forth in this Proxy Statement; and
  •
  all directors and executive officers of Hercules as a group.

            This information is based upon Hercules' records, as well as publicly available information filed with the SEC.

            This beneficial ownership is reported in accordance with the rules of the SEC, under which a person may be deemed to be the beneficial owner of shares if that person has or shares the power to vote or dispose of those shares or has the right to acquire beneficial ownership of those shares within 60 days (for example, through the exercise of an option). Accordingly, the shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of these rules, more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated.

Name	Shares Beneficially Owned(1)	Options Exercisable Within 60 Days	Percent of Class(2)
5% Shareholders
Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	10,106,568	—	8.9%
Sasco Capital, Inc.(4) 10 Sasco Hill Road Fairfield, CT 06824	7,210,328	—	6.3%
State Street Bank and Trust Company(5) State Street Financial Center One Lincoln Street Boston, MA 02110	6,724,050	—	5.9%
FMR LLC(6) 82 Devonshire Street Boston, MA 02109	6,087,201	—	5.3%
Directors and Officers
C. A. Rogerson, Director and Officer	345,861	630,610	*
F. G. Aanonsen, Officer	117,164	85,500	*
E. V. Carrington, Officer	120,961	11,292	*
A. C. Catalano, Director	11,824	6,000	*
A. H. Cohen, Director	10,000	—	*
T. P. Gerrity, Director	23,825	12,000	*
J. C. Hunter, III, Director	28,194	12,000	*
B. M. Joyce, Director	30,055	6,000	*
R. D. Kennedy, Director	53,116	18,000	*
J. M. Lipton, Director	63,519	18,000	*
P. C. Raymond, Officer	89,817	34,368	*
A. A. Spizzo, Officer	153,556	75,250	*
J. K. Wulff, Director	79,390	12,000	*
J. B. Wyatt, Director	37,051	18,000	*
All directors and executive officers as a group	1,474,103	1,255,913	2.4%

*
Less than 1% of the outstanding Hercules common shares.

(1)
Includes shares acquired by officers pursuant to our Management Incentive Compensation Plan, or MICP, under which award amounts for above-target performance may be used by the participant to purchase restricted stock at 85% of the fair market value through our Long Term Incentive Compensation Plan, or LTICP. The above table includes the following shares that were purchased in 2002 and 2003 pursuant to the MICP: C.A. Rogerson, 20,794; and E.V. Carrington, 19,438. Restrictions and forfeiture risks are specified under the LTICP. Includes shares acquired by officers pursuant to our Executive Stock Purchase Program, or ExSPP, under which the present value of December 31, 2004, nonqualified pension benefits may be converted to purchase restricted stock at 85% of the fair market value through the LTICP. The above table includes the following shares that were converted in 2007 pursuant to the ExSPP: E.V. Carrington, 40,257. Also included are: (1) 2003, 2005, 2006, 2007 and 2008 long-term incentive grants: C.A. Rogerson, 315,660; F.G. Aanonsen, 86,623; E.V. Carrington, 57,837; P.C. Raymond, 83,839; and A.A. Spizzo, 123,708; and all executive officers as a group, 924,025; and (2) shares owned in the Hercules Savings and Investments Plan as of March 3, 2008: C. A. Rogerson, 4,760; F.G. Aanonsen, 3,362; E.V. Carrington, 3,419; P.C. Raymond, 2,869; A.A. Spizzo, 6,626; and all executive officers as a group, 41,410. The total number of shares with restrictions and forfeiture risks for all directors and executive officers is 1,269,988. Owners have the same voting and dividend rights as other shareholders of Hercules, but no right to sell or transfer. Non-employee directors have restricted stock units representing the following numbers of shares: A. C. Catalano, 9,574; T. P. Gerrity, 16,348; J. C. Hunter, 17,087; B. M. Joyce, 9,574; R. D.

  Kennedy, 18,065; J. M. Lipton, 18,065; J. K. Wulff, 28,439; and J. B. Wyatt, 18,065. Non-employee directors do not have any current voting rights or the right to dispose of these restricted stock units, although they may receive actual shares with respect to certain restricted stock units when they leave the Board. Further discussion of these restricted stock unit grants can be found in this Proxy Statement under "Director Compensation."

(2)
Based on public filings for 5% shareholders and on 113,854,449 shares outstanding on March 3, 2008 for directors and officers.

(3)
Share holdings as of December 31, 2007, as reported on Amendment No. 1 to the Schedule 13G filed on February 14, 2008 by Wellington Management Company, LLP, acting in its capacity as investment adviser for its clients.

(4)
Share holdings as of December 31, 2007, as reported on Amendment No. 3 to the Schedule 13G filed on February 14, 2008 by Sasco Capital, Inc. Represents shares for which Sasco Capital, Inc. reports sole dispositive power.

(5)
Share holdings as of December 31, 2007, as reported on Schedule 13G filed on February 12, 2008 by State Street Bank and Trust Company acting in various fiduciary capabilities.

(6)
Share holdings as of December 31, 2007, as reported on Schedule 13G filed on February 13, 2008 by FMR LLC. Represents shares for which FMR LLC reports sole dispositive power.

APPENDIX A

HERCULES INCORPORATED
ANNUAL MANAGEMENT INCENTIVE COMPENSATION PLAN
(AMENDED AND RESTATED FEBRUARY 21, 2008)

ARTICLE I PURPOSE

            The Hercules Incorporated Annual Management Incentive Compensation Plan, the terms of which are herein set forth (as the same is now in effect or as hereafter amended from time to time, the "Plan" or "MICP"), is intended to enable the Company to secure, retain and motivate highly qualified and experienced management personnel by providing to employees (including officers and directors who are employees) who (i) occupy positions that affect the annual performance of the Company and of such of its participating related companies as shall from time to time be designated by the Board for participation in the Plan and (ii) are designated as Participants in the Plan, incentive compensation linked to (a) the Company's success in meeting prescribed corporate goals, (b) the performance of the employee's organizational unit in meeting its prescribed goals and (c) the employee's individual performance in meeting its prescribed personal performance goals.

            It is the Company's intent that (a) bonuses paid under this Plan may be designed to be deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (collectively, the "Code") and (b) this Plan satisfy the requirements of Section 409A of the Code, and the Plan shall be administered and interpreted in a manner consistent with such intent.

ARTICLE II DEFINITIONS AND CONSTRUCTION

Section 2.1 Definitions

            The following words and phrases when used in the Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:

      Beneficiary.    As defined in Section 17.6.1.

      Board.    The Board of Directors of the Company.

      CEO.    The Chief Executive Officer of the Company.

      Change in Control.    As defined in Section 15.1.

      Code.    As defined in Article I.

      Committee.    A committee designated by the Board from time to time, consisting of at least two members, all of whom are Outside Directors. As of the date hereof, the Human Resources Committee of the Board shall serve as the Committee.

      Common Stock.    The common stock of the Company.

      Company.    Hercules Incorporated and its successors and assigns.

      Corporate Payout Curves.    As defined in Section 7.1.

      Corporate Performance Goals.    As defined within the definition of "Performance Goals."

      Covered Employee.    A "covered employee" within the meaning of Section 162(m).

      Determination Date.    As defined in Article X.

      Discretionary Awards.    As defined in Section 9.2.

      Discretionary Pool.    A pool of money set aside annually for discretionary awards to employees who are not Covered Employees.

      Employee.    An employee of the Company or of a Participating Subsidiary.

      Exchange Act.    The Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time.

      Grantor.    The Committee, when used in reference to an Incentive Award granted to the CEO, a Reporting Person or an Incentive Award that is intended to be QPBC; or the CEO, when used in reference to an Incentive Award granted to a Nonreporting Person and that is not intended to be QPBC.

      Group.    One of the operating groups or corporate staff departments of either the Company or a Participating Subsidiary.

      Group Head.    The individual occupying the highest organizational position within a particular Group.

      Group Payout Curves.    As defined in Section 7.1.

      Group Performance Goals.    As defined within the definition of "Performance Goals."

      Incentive Award.    The actual cash and/or stock distribution made to any Participant pursuant to the Plan, the amount and payment of which is determined as set forth in the Plan.

      Incumbent Board.    As defined in Section 15.1(2).

      Individual Performance Goals.    As defined within the definition of "Performance Goals."

      Individual Maximum Award.    As defined in Section 5.1.

      Individual Target Award.    As defined in Section 5.1.

      LTICP.    The Company's Long-Term Incentive Compensation Plan or any successor thereto or any other plan pursuant to which the Company has the ability to grant restricted shares of Common Stock.

      Maximum.    The level of achievement of a particular Performance Goal at which the amount distributed with respect to the applicable component of the relevant Incentive Award will reach its highest possible level.

      Nonreporting Person.    An Employee who is not subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

      Outside Director.    Outside Director shall mean a member of the Board who is an "outside director" within the meaning of Code Section 162(m).

      Participant.    An Employee who is designated as a Participant in the Plan for a given Plan Year pursuant to Article III.

      Participating Subsidiary.    A Subsidiary designated by the Board as a Participating Subsidiary.

      Payout Curve.    The proposed Incentive Awards distribution scheme established for a given Plan Year established pursuant to Article VII hereof.

      Performance Goals.    Corporate Performance Goals, Group Performance Goals and Individual Performance Goals. For any Incentive Award that is intended to be QPBC, each Performance Goal under the corresponding Individual Target Award shall be based on one or more of the following business criteria (the "Business Criteria") with respect to (i) the Company ("Corporate Performance Goals") or (ii) any Participating Subsidiary or Group ("Group Performance Goals"): revenue; earnings per share; earnings per share before or after funding for some or all of the Company's incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; return on equity less a capital charge; cash flow return on investment; return on invested capital or assets; return on invested capital or assets less a capital charge; stock value; return on capital employed; return on capital employed less a capital charge; total stockholder return; earnings before interest and tax; earnings before interest, taxes and amortization; earnings before interest, taxes, depreciation and amortization; operating income before interest, taxes, depreciation and amortization; cash generation; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; core non-interest income; change in working capital; gross margins; and achievement of objectively determinable strategic initiatives. For any Incentive Award that is not intended to be QPBC, the Performance Goals under the corresponding Individual Target Award may be based upon any of the foregoing Business Criteria and/or upon other objective or subjective standards, including without limitation individual performance goals and personal contributions to the Company's business ("Individual Performance Goals").

      Plan.    As defined in Article I.

      Plan Year.    A calendar year for which any Participant is given the opportunity to earn an Incentive Award under the Plan.

      QPBC.    "Qualified performance-based compensation" within the meaning of Code Section 162(m).

      QPBC Participant.    A Participant who is granted an Incentive Award that is intended to be QPBC.

      Reporting Person.    An Employee subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, other than the CEO.

      Restricted Common Stock.    As defined in Article X.

      Subsidiary.    Any corporation, partnership, joint venture or other entity (i) that, directly or indirectly through one or more intermediaries, is controlled by the Company or (ii) a majority or more of whose outstanding voting stock or voting power for election of directors or equivalent governing body is beneficially owned by the Company directly or indirectly through one or more intermediaries.

      Target.    The targeted level of performance with respect to any particular Performance Goal.

      Threshold.    The minimum level of achievement of a Performance Goal.

Section 2.2 Construction

            Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of the Plan are inserted for convenience of reference, are not a part of the Plan, and are not to be considered in the construction hereof. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision or section. All references herein to specific Articles, Sections or Subsections shall mean Articles, Sections or Subsections of this document unless otherwise qualified.

ARTICLE III PARTICIPATION AND GRANT OF INCENTIVE AWARDS

Section 3.1 Power to Designate Participants and Make Incentive Awards

            3.1.1:    The Committee shall have the exclusive power to designate the CEO and any Reporting Persons as Participants and to make all decisions concerning (a) any Incentive Awards of the CEO and any Reporting Persons and (b) any Incentive Awards that are intended to be QPBC, including without limitation the terms and conditions of such Incentive Awards and the amounts actually payable pursuant to Incentive Awards, subject to the terms of the Plan.

            3.1.2:    The CEO shall have the power to designate Nonreporting Persons as Participants and to make all decisions concerning the Incentive Awards of Nonreporting Persons, including without limitation the terms and conditions of their Incentive Award opportunities and the amounts actually payable to them pursuant to Incentive Awards, subject to the terms of the Plan and to the authority and oversight of the Committee.

Section 3.2 Establishment of Terms of Awards

            The terms and conditions of Incentive Award opportunities shall be established in accordance with the process set forth in Articles IV through VII below. Such process shall be completed not later than the end of the first calendar quarter of the applicable Plan Year.

Section 3.3 Notification of Participation

            Employees designated as Participants shall be so advised in writing, and shall also be informed of the amount of their Individual Target Awards and the other terms and conditions of their Incentive Award opportunities.

ARTICLE IV SECTION 162(m) INCENTIVE AWARDS

Section 4.1 QPBC

            The Committee, in its discretion, shall determine whether any Incentive Award grant is intended to be QPBC and so designate, and shall take such actions as it may deem necessary to ensure that such Incentive Award will so qualify.

Section 4.2 Performance Goals

            With respect to any Incentive Award that the Committee determines is intended to be QPBC:

            4.2.1:   the Performance Goals shall be established in writing by the Committee not later than 90 days after the commencement of the Plan Year to which the Performance Goals relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; and

            4.2.2:   before the Incentive Award is paid to the applicable Participant, the Committee must certify in writing (which may take the form of a certification in minutes of the Committee or a resolution) that the Performance Goals and any other material terms were satisfied; and

            4.2.3:   the Performance Goals must state, in the form of objective formula or standard, the maximum amount of the Incentive Award that will be payable based on actual performance as compared to the Performance Goals.

Section 4.3. Compliance with Code Section 162(m)

            Performance Goals relating to an Incentive Award intended to be QPBC shall be drafted and implemented in a manner consistent with the requirements for QPBC under Code Section 162(m), and, notwithstanding any other provision of the Plan, shall be subject to any additional limitations set forth in Code Section 162(m) that are requirements for qualification as QPBC, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

Section 4.4 Limited Discretion — QPBC Awards

            The Committee shall have authority to exercise discretion in determining the amount of the Individual Maximum Award granted to each Participant at the beginning of a Plan Year, subject to the maximum Incentive Award amount set forth in Section 4.5. However, once an Individual Maximum Award is established pursuant to Section 4.2 for an Incentive Award that is intended to be QPBC, the Committee shall not have any discretion to increase the amount of that Incentive Award over the amount that would otherwise be due based upon the established terms of the Individual Target Award or to modify the applicable Performance Goals to the extent the existence or exercise of such discretion is inconsistent with the requirements for QPBC. In determining the amount of any Incentive Award that is intended to be QPBC, the Committee shall have the right to reduce (but not to increase) the amount of the Incentive Award as compared to the amount applicable payable based on the Performance Goals, to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance.

Section 4.5 Maximum Incentive Award

            The maximum amount of any Incentive Awards that may be payable to any one Participant under the Plan for any one Plan Year shall be $5,000,000.

Section 4.6 Stockholder Approval

            Notwithstanding any provision in the Plan to the contrary, no Incentive Awards intended to be QPBC shall be paid under the Plan unless and until the stockholders of the Company approve the Plan and the material terms of its Performance Goals as required by Code Section 162(m). No Incentive Award relating to any Individual Target Award established under the Plan more than five years after the Company stockholders' initial approval of the Plan shall be intended to be QPBC unless the Plan and the material terms of its Performance Goals shall be resubmitted for approval of the stockholders of the Company no later than the fifth year after it shall have first been approved by the stockholders of the Company.

ARTICLE V INDIVIDUAL TARGET AWARDS

Section 5.1 Target Awards

            Subject to Article IV, the Grantor shall establish an incentive opportunity (an "Individual Target Award" (or "Individual Maximum Award" for QPBC Participants)) for each Participant who will be eligible to receive an Incentive Award for each Plan Year. The Individual Target Award or Individual Maximum Award, as applicable, shall be a percentage of the Participant's base salary or the benchmark for the Participant's position, or a flat dollar amount, as determined by the Grantor, but need not be the same for any other Participant or group of Participants. In selecting such percentage or amount, the Grantor may consider, among other criteria, survey data regarding competitive industry practices for similar positions in comparable-sized chemical companies.

Section 5.2 Components

            Each Individual Target Award will consist of two parts: a corporate component, to be earned based upon achievement of the applicable Corporate Performance Goals, and a Group component, to be earned based upon achievement of the applicable Group Performance Goals (subject to adjustment, in the case of Incentive Awards that are not intended to be QPBC) based on the achievement of the applicable Individual Performance Goals). The Grantor shall determine the percentage assigned to each of the two components.

ARTICLE VI PERFORMANCE GOALS

Section 6.1 Corporate Performance Goals

            The Committee shall determine and approve the Corporate Performance Goals for each Plan Year, including the Threshold, Target and Maximum levels of achievement no later than 90 days after the beginning of the Plan Year to which the Corporate Performance Goals relate. Except as otherwise provided in Article IV, after such approval, the Committee may modify the Corporate Performance Goals in any manner that it deems equitable and appropriate as a result of an extraordinary and material change in the Company's business, operations, corporate or capital structure, in the manner in which it conducts business or any other extraordinary and material change affecting the Company.

Section 6.2 Group Performance Goals

            Group Performance Goals for Participants in each Group shall be established for each Plan Year by the CEO after consultation with the applicable Group Head, including the Threshold, Target and Maximum levels of achievement, provided, that any Group Performance Goals with respect to an Incentive Award that is intended to be QPBC shall be established by the Committee in accordance with Article IV. After such establishment, and solely with respect to Incentive Awards that are not intended to be QPBC, the CEO may approve a modification to such Group Performance Goals in any manner that he deems equitable and appropriate as a result of an extraordinary and material change in the Company's business, operations, corporate or capital structure, in the manner in which it conducts business or any other extraordinary and material change affecting the Company.

Section 6.3 Individual Performance Goals

            Individual Performance Goals may be established with respect to Incentive Awards that are not intended to be QPBC as follows:

                6.3.1:   Individual Performance Goals for the CEO and for any Reporting Person shall be established by the Committee after consultation with the CEO and the Reporting Person. Individual Performance Goals for a Nonreporting Person shall be established by the Group Head for whom he works after consultation with such Nonreporting Person.

                6.3.2:   After Individual Performance Goals have been established under Section 6.3.1, the Committee or the Group Head, as applicable, may approve a modification to the Individual Performance Goals in any manner that it or he deems equitable and appropriate as a result of a change in the Participant's duties and responsibilities or the manner in which he discharges his duties and responsibilities or any other change, in each case if it or he determines such change to be extraordinary and material.

Section 6.4 Certain Modifications

            In the event of a modification of the Corporate Performance Goals or the Group Performance Goals for any Plan Year pursuant to Section 6.1 or 6.2, the Grantor may modify the Individual Performance Goals of any Participant affected by the change resulting in such modification as deemed appropriate and equitable in his sole and absolute discretion.

ARTICLE VII PAYOUT CURVE

Section 7.1 Establishment of Payout Curves

            The Committee shall establish the Payout Curves for the corporate component of Incentive Awards (the "Corporate Payout Curve"), and the CEO shall establish the Payout Curves for the Group component of Incentive Awards (the "Group Payout Curves"); provided, that any Group Payout Curve with respect to an Incentive Award that is intended to be QPBC shall be established by the Committee.

Section 7.2 Requirements

                7.2.1:   Each Payout Curve shall, within the framework of the applicable Performance Goals, Individual Target Awards, Thresholds and other terms and conditions established pursuant to Articles III through VI establish Threshold, Target, Maximum and intermediate(s) performance and distribution levels for determining the amounts to be distributed to Participants pursuant to their Incentive Awards, subject to Section 4.5.

                7.2.2:   For Participants who are not QPBC Participants, provide for distributions ranging from 0% to 200% of the Target Incentive Awards Pool, depending on the application of actual performance against the distribution levels set forth on such Payout Curve.

Section 7.3 Modification

            From time to time, at any time before distributions are made with respect to Incentive Awards for a Plan Year, and except with respect to any Incentive Award that is intended to be QPBC, the Committee in its sole discretion may modify the Corporate Payout Curve, and the CEO, in his sole discretion, may modify or amend the Group Payout Curve for any Group, in order to reflect changed business or economic conditions.

ARTICLE VIII DETERMINATION OF PERFORMANCE RESULTS

            Subject to Article IV, as soon as practicable following the end of each Plan Year (1) the Committee shall determine whether and the extent to which the applicable Corporate Performance Goals and, with respect to any Incentive Award that is intended to be QPBC, any applicable Group Performance Goals, were attained, (2) the CEO shall determine whether and the extent to which each Group attained its applicable Group Performance Goals, and (3) the Board, the CEO or the relevant Group Head, as applicable, shall determine whether and the extent to which each Participant attained his Individual Performance Goals, if applicable. All such determinations shall be conclusive and binding with respect to all Participants and their Beneficiaries, except as they may be modified pursuant to other provisions of the Plan.

ARTICLE IX DETERMINATION OF INCENTIVE AWARDS

Section 9.1 Calculation

            As soon as practicable after the certification required by Section 4.2.2. and the determinations required by Article VIII have been made, the actual Incentive Awards to be made to Participants shall be calculated, based upon such determinations, and in the following manner:

                9.1.1:   The corporate component of each Participant's Incentive Award shall be determined by the application of the Corporate Payout Curve to the achievement of the applicable Corporate Performance Goals.

                9.1.2:   The relevant Group component of each Participant's Incentive Award shall be determined by the application of the achievement of the relevant Group Payout Curve to the applicable Group Performance Goals.

                9.1.3:   The actual Incentive Award for each Participant shall be calculated by adding the corporate and Group components as so calculated, and then adjusting the result as appropriate based upon the Participant's achievement of the applicable Individual Performance Goals and such other factors as the Grantor may deem appropriate.

Section 9.2 Discretionary Pool

            The CEO may grant discretionary awards to Participants who are not Covered Employees in an aggregate amount not to exceed the amount of the Discretionary Pool for any Plan Year ("Discretionary Awards"). Discretionary Awards shall be payable at such time

(during such Plan Year) and subject to such vesting and/or performance requirements, if any, as are determined in the sole discretion of the CEO.

ARTICLE X PAYMENT OF INCENTIVE AWARDS

            Promptly following the date on which the final determination of Incentive Awards for a Plan Year is made (the "Determination Date"), subject to Articles XI through XIII below, but in no event later than the March 15 immediately following the end of the applicable Plan Year, each Participant shall be entitled have his Incentive Award distributed to him or her in cash, in restricted shares of common stock pursuant to the LTICP ("Restricted Common Stock") or partly in each, as the Committee shall determine (and such determination need not be the same for all Participants). If any portion of any Incentive Award is distributed in Restricted Common Stock of the Company, the number of shares shall be determined by dividing (1) the dollar amount of such portion of the Incentive Award by (2) 100% of the fair market value of one share of Common Stock on the applicable Determination Date. For purposes of this Article X, the term "fair market value" shall mean, as of any given Determination Date, the closing price for one share of Common Stock on that Determination Date, as reported on the Composite Tape for New York Stock Exchange Listed Companies and published in the Eastern Edition of The Wall Street Journal or, if there is no trading on that Determination Date, the closing price of the Common Stock as so reported and published on the next preceding date on which there was trading in Common Stock.

ARTICLE XI PRO-RATED INCENTIVE AWARDS

Section 11.1 New Participants

            Notwithstanding any provision of the Plan other than Article XV, if an Employee becomes a Participant during a given Plan Year, such Participant's Incentive Award may (but need not) be pro-rated, if so determined by the Grantor, to reflect the partial year of participation.

Section 11.2 Transferred Participants

            Notwithstanding any provision of the Plan other than Article XV, a Participant whose employment is transferred from one Group to another during a given Plan Year may have his Incentive Award pro-rated between or among such Groups as determined by the Grantor, including without limitation by applying different Group Performance Goals to different portions of his Incentive Award.

Section 11.3 Position Change

            Notwithstanding any provision of the Plan other than Article XV, if during any Plan Year a Participant moves from one position to another position in the Company or a Participating Subsidiary, the Grantor may, if the Grantor determines it is warranted, approve appropriate and equitable modifications to the performance requirements applicable to such Participant for such Plan Year to take account of such change.

ARTICLE XII SUBSTANDARD PERFORMANCE

            Notwithstanding any provision of the Plan other than Article XV, if, at any time before a Participant has received distribution of any particular Incentive Award, the Grantor shall determine that a given Participant has performed any of his employment obligations in an unsatisfactory manner, the Grantor may decrease or may entirely eliminate the amount of the distribution that the Participant would otherwise be entitled to receive with respect to that Incentive Award.

ARTICLE XIII TERMINATION OF EMPLOYMENT

Section 13.1 General Rule

            Except as provided below in this Article XIII and in Article XV, a Participant shall not be entitled to receive any distribution pursuant to an Incentive Award for a particular Plan Year unless he is employed by the Company or a Participating Subsidiary, as applicable, on December 31 of such Plan Year.

Section 13.2 Death, Disability, Retirement or Reduction in Force

            A Participant (or, as appropriate, his Beneficiary or his estate) whose employment terminates during a Plan Year due to death, disability, retirement or reduction in force, may receive a pro-rated portion of such Participant's Incentive Award for such Plan Year, if so determined by the Grantor; provided, that in the case of any Incentive Award that is intended to be QPBC, such payment in the case of death, disability or reduction in force shall be contingent upon the achievement of the relevant Performance Goals. Any payment made pursuant to this Section 13.2 shall in no event be made later than March 15 of the year immediately following the applicable Plan Year.

Section 13.3 Termination for Cause

            Notwithstanding any other provision of the Plan, except as provided in the next sentence, a Participant whose employment is involuntarily terminated for cause (as determined by the Committee) shall not receive any distributions with respect to any Incentive Award for the Plan Year that has not actually been distributed before such termination. However, the foregoing shall not apply to any payment to the Participant pursuant to Article XV unless both the Participant's termination of employment and the Committee's determination that such termination was for cause occur before the relevant Change in Control.

ARTICLE XIV ADMINISTRATION OF THE PLAN AND DELEGATIONS OF AUTHORITY

Section 14.1 Committee Authority and Responsibility

            The Committee shall have primary responsibility for the administration of the Plan, and shall make all determinations under the Plan with respect to Reporting Persons. Subject to Article IV, and without limiting the generality of the foregoing, the Committee shall (i) grant Incentive Awards to Reporting Persons, (ii) establish the maximum aggregate amount of Incentive Awards to be granted to Nonreporting Persons as a Group and (iii) establish the guidelines and oversight under which, pursuant to authorities granted by the Committee and the provisions of the Plan, the CEO may grant Incentive Awards to, and make determinations under the Plan with respect to, Nonreporting Persons, as more fully provided in Section 3.2. Furthermore, the Committee shall have final authority, in its sole discretion, to interpret the Plan and to make rules regarding its operation and administration, which shall be final and binding upon all Participants. The Committee may delegate to any of its members or to one or more employees of the Company the responsibility for the day-to-day administration of the Plan, provided that the delegated responsibilities are ministerial in nature.

Section 14.2 CEO Authority and Responsibility

            In making awards to Nonreporting Persons and carrying out his other responsibilities under the Plan, the CEO is acting as a delegee of the Committee and is at all times accountable to the Committee and authorized to act only in accordance with the provisions of the Plan and the guidelines and direction provided by the Committee from time to time. Furthermore, notwithstanding anything to the contrary in the Plan, the Committee may at any time revoke any or all authority given to the CEO under the Plan, in which event such authority shall be exercised by the Committee unless and until the Committee determines otherwise. The CEO shall report to the Committee as and when requested by the Committee regarding the manner in which the CEO has exercised his power under the Plan. The CEO is not intended to be, nor shall the CEO be construed to be, a member of the Committee. The CEO may delegate all or part of his authority and responsibilities under the Plan to one or more other appropriate officers or employees of the Company or any Participating Subsidiary.

ARTICLE XV CHANGE IN CONTROL

Section 15.1 Definition

            A "Change in Control" shall mean the occurrence of any of the following events:

    (1)
    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this part (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company, or (iv) any acquisition by any corporation pursuant to a transaction that complies with parts (3)(A), (3)(B) and (3)(C) of this definition;

    (2)
    Individuals who, as of the date on which the Plan is approved by the Company's shareholders, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

    (3)
    Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 60% or more of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

    (4)
    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 15.2 Effect of Change in Control

            In the event of a Change in Control of the Company during a given Plan Year, each Participant who is employed by the Company or a Participating Subsidiary on the date of the Change in Control, or whose employment was terminated during the Plan Year but before the

Change in Control, shall receive a cash payment, in full settlement of his Incentive Award for that Plan Year, equal to the Individual Target Award established for such Participant at the beginning of such Plan Year, times (in the case of a Participant not so employed on the date of the Change in Control) a fraction, the numerator of which is the number of days in the Plan Year through the date of the Change in Control, and the denominator of which is the number of days in the Plan Year. The Incentive Award payable to each Participant as a result of such Change in Control shall be paid in full within thirty (30) days after the effective date of such Change in Control, and in no event later than March 15th of the year immediately following the Plan Year in which the Change in Control occurs. In the case of a Participant who is a party to any Individual Agreement under which the Participant is or may become entitled to payments with respect to the same Incentive Award as described above, the Company or its successor may make the right of such Participant to receive the payment set forth above conditioned upon the execution by such Participant of a waiver of the right to receive such payments under the Individual Agreement to the extent they would duplicate such payment. In the case of a Participant who is a party to any individual agreement under which the Participant is or may become entitled to additional payments with respect to the same Incentive Award, the Company or its successor may make the right of such Participant to receive the payment set forth above conditioned upon the execution by such Participant of a waiver of the right to receive such payments under the individual agreement to the extent they would duplicate such payment.

ARTICLE XVI AMENDMENT, SUSPENSION AND TERMINATION

            The Board reserves the right to amend, suspend or terminate, in whole or in part, at any time and from time to time, any or all of the provisions of the Plan; provided, that no amendment, suspension or termination of the Plan that is made in anticipation of, in connection with or following a Change in Control, or at the request of a third party seeking to effect a Change in Control, shall have any effect on Article XV or the second sentence of Section 13.3, as they apply to that Change in Control, unless such effect is in no way adverse to the interests of Participants.

ARTICLE XVII MISCELLANEOUS

Section 17.1 Shares Available for Awards

            Shares of Restricted Common Stock delivered under the Plan shall be taken from the share authorization under the LTICP, and shall be subject to all of the terms, conditions and provisions thereof, including without limitation periods of restriction, transferability restrictions, risk of forfeiture, adjustment in the event of changes in the Company's capitalization, and such other conditions as the Committee, in accordance with the terms of the LTICP, may establish at the time the shares are delivered.

Section 17.2 Deferral of Payment of Incentive Awards

            A Participant shall be eligible to defer the payment of any Incentive Award that the Committee determines will be paid in cash, if he is eligible to participate in any deferred compensation plan that permits such deferral. Any such deferral shall be made under and subject to the provisions of the applicable deferred compensation plan.

Section 17.3 Unfunded Plan

            The Plan shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Incentive Awards under the Plan. The Incentive Awards payable under the Plan are contingent in character and, therefore, no rights shall vest in any Participant under the Plan until either the amount of such Participant's Incentive Award has been determined and paid by the Company pursuant to the Plan, or receipt thereof has been deferred by such Participant pursuant to the Hercules Deferred Compensation Plan.

Section 17.4 Inalienability of Rights and Interests

            The rights and interests of a Participant under the Plan are personal to the Participant and to any person or persons who may become entitled to distribution or payments under the Plan by reason of death of the Participant, and the rights and interests of the Participant or any such person (including, without limitation, any Incentive Award distributable or payable under the Plan) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participants. If any Participant shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the Plan (including without limitation, any Incentive Award payable under the Plan), then the Committee may hold or apply such benefit or any part thereof to or for the benefit of such Participant or his Beneficiary, his spouse, children, blood relatives or other dependents, or any of them in such manner and in such proportions as the Committee may consider proper.

Section 17.5 Withholding Taxes

            The Company shall deduct, or cause to be deducted, from all distributions pursuant to Incentive Awards, all Federal, state and local taxes that the Company is required by any law to withhold on such payments. Restricted Common Stock that is distributed in settlement or partial settlement of Incentive Awards shall be subject to the applicable tax withholding provisions of the Long-Term Incentive Compensation Plan. Cash distributions that are deferred as permitted by Section 17.2 shall be subject to the tax withholding provisions of the applicable deferred compensation plan.

Section 17.6 Designation of Beneficiaries

            17.6.1: Each Participant shall be permitted to file with the Company a written designation, on such form and in accordance with such procedures and rules as the Committee may prescribe, of one or more persons (each, a "Beneficiary") to receive the Incentive Award, if any, payable under the Plan upon the Participant's death. If a Participant has filed more than one such designation, the designation most recently received by the Company shall be controlling; provided, however, that no designation, change or revocation thereof shall be effective unless received by the Company prior to the Participant's death. If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives a Participant, all distributions of that Participant's Incentive Awards shall be made to the Participant's estate.

            17.6.2: The Committee may disregard the provisions of Section 17.6.1 to the extent distributions of Incentive Awards of a deceased Participant are required to be made in some other manner pursuant to applicable law. If the Committee is in doubt as to the right of any person to receive such Incentive Award, the Company may retain such Incentive Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Incentive Award to any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

Section 17.7 No Right to an Incentive Award Payment or to Continued Employment

            Eligibility for Incentive Awards is determined annually. No Participant or other person shall have any claim or right to be granted an Incentive Award under the Plan or to receive a distribution pursuant to an Incentive Award. Neither the action of the Company in establishing the Plan nor any provisions hereof, nor any action taken by the Company, any Participating Subsidiary, the Committee or the CEO, or any of their respective delegees, pursuant to such provisions shall be construed as creating in any employee or class of employees any right with respect to continuation of employment by the Company or any of the Participating Subsidiaries, and they shall not be deemed to interfere in any way with the Company's or any Participating Subsidiary's right to employ, discipline, discharge, terminate, lay off or retire any Participant with or without cause, to discipline any Participant, or to otherwise affect the Company's right to make employment decisions with respect to any Participant.

Section 17.8 Indemnification and Exculpation

            17.8.1: Indemnification. Each person who is or shall have been a member of the Committee and each director, officer or employee of the Company or any Participating Subsidiary to whom any duty or power related to the administration or interpretation of the Plan may be delegated, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be or become a party or in which he may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled under the Company's Restated Certificate of Incorporation, as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

            17.8.2: Exculpation. Each member of the Committee, and each director, officer and employee of the Company or of any Participating Subsidiary shall be fully justified in relying or acting upon in good faith any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee, or a director, officer or employee of the Company or any Participating Subsidiary be liable for any determination made or other action taken or any omission to act in reliance upon such report or information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 17.9 Communications

            17.9.1: Communications by the Committee. All notices, statements, reports and other communications made, delivered or transmitted to a Participant, Beneficiary or other person under the Plan shall be deemed to have been duly given, made or transmitted when delivered to, or when mailed by first-class mail, postage prepaid and addressed to such Participant, Beneficiary or other person at his address last appearing on the records of the Committee.

            17.9.2: Communications by the Participants and Others. All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by the Company or a Participating Subsidiary, Participant, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by each such Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by each such Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by such Committee at such location.

Section 17.10 Parties in Interest

            The provisions of the Plan and the terms and conditions of any Incentive Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant. The terms of the Plan shall be binding upon the Company and its successors and assigns.

Section 17.11 No Strict Construction

            No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Incentive Award granted under the Plan or any rule or procedure established by the Committee.

Section 17.12 Governing Law

            All questions pertaining to the validity, construction and administration of the Plan shall be determined with reference to, and the provisions of the Plan shall be governed by, and shall be construed in conformity with, the internal laws of the State of Delaware.

[PROXY CARD — FRONT SIDE]

HERCULES INCORPORATED

2008 ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Hercules Board of Directors for the 2008 Annual Meeting of Shareholders on April 17, 2008.

The undersigned hereby appoints Craig A. Rogerson, Allen A. Spizzo and Israel J. Floyd, and each of them, as proxies, acting jointly and severally and with full power of substitution, for and in the name of the undersigned to vote all shares of common stock of Hercules Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 17, 2008, at 11:00 A.M., local time, at Hercules Plaza, 1313 North Market Street, Wilmington, Delaware, or at any adjournments or postponements thereof, as directed, upon the matters set forth in the Hercules Proxy Statement and upon such other matters as may properly come before the Annual Meeting.

Signing and dating Hercules’ Proxy Card will have the effect of revoking any Proxy Card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any Proxy Card.

If you choose to vote by telephone or by the use of the Internet you do not have to return this Proxy Card.  To vote by telephone, please dial 1-866-540-5760, have your Proxy Card in hand when you call and follow the voice prompts.  To vote by the Internet, please log on to http://www.proxyvoting.com/hpc and have your Proxy Card in hand when you access the website.

[VANGUARD SHAREHOLDERS ONLY:  This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Hercules Incorporated Savings and Investment Plan (the Plan).   This proxy, when properly executed, will be voted as directed.  If no direction is given to the Trustee by 5:00 P.M. on April 14, 2008, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as the voted shares.]

This proxy, when properly executed, will be voted in the manner directed herein.  If no choice is specified and the proxy is signed and returned, then the proxy will be voted FOR approval of each of Proposal No. 1, Proposal No. 2 and Proposal No. 3, and in the discretion of the proxies on any other matters as may properly come before the Annual Meeting.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)

— Fold and Detach Here —

[PROXY CARD — REVERSE SIDE]

Please mark votes as in this sample:  ☒

HERCULES’ PROPOSALS

Your Board of Directors Recommends a Vote “FOR” Proposal No. 1, “FOR” Proposal No. 2 and “FOR” Proposal No. 3.

1.               Election of the following director nominees for a one-year term.

Nominees are:	1.	Allan H. Cohen
	2.	Burton M. Joyce
	3.	Jeffrey M. Lipton
	4.	John K. Wulff

FOR	WITHHOLD

☐	☐

Withhold vote only from                                                             .

2.               Approval of the provisions of the Amended and Restated Hercules Incorporated Annual Management Incentive Compensation Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.               Ratification of BDO Seidman, LLP as independent registered public accountants for 2008.

FOR	AGAINST	ABSTAIN

☐	☐	☐

*             *             *             *

Mark here if your address has changed and provide us with your new	New Address:
address in the space provided to the right: ☐

Mark here if you plan to attend the Annual Meeting:  ☐

Signature:	Signature:	Date:	, 2008

Title:	Title:

NOTE:  Please sign exactly as name or names appear on this proxy.  Joint owners should each sign personally.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.  When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE,
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

= Fold and Detach Here =

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to Annual Meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET http://www.proxyvoting.com/hpc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your Proxy Card.  To vote by mail, mark, sign and date your Proxy Card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the 10K, Annual Report and Proxy Statement on the Internet at

http://bnymellon.mobular.net/bnymellon/hpc.